                                LEASE AGREEMENT

                                    between

                       125 SUMMER STREET CORNERSTONE LLC

                                 as "Landlord"

                                      and

                       C-BRIDGE INTERNET SOLUTIONS, INC.


                                  as "Tenant"

                               TABLE OF CONTENTS
                               -----------------

                                                                        Page
                                                                        ----
1.   PREMISES...........................................................   1
2.   TERM; POSSESSION...................................................   1
3.   RENT...............................................................   1
4.   SECURITY DEPOSIT...................................................   6
5.   USE AND COMPLIANCE WITH LAWS.......................................   7
6.   TENANT IMPROVEMENTS & ALTERATIONS..................................   9
7.   MAINTENANCE AND REPAIRS............................................  10
8.   TENANT'S TAXES.....................................................  12
9.   UTILITIES AND SERVICES.............................................  12
10.  EXCULPATION AND INDEMNIFICATION....................................  14
11.  INSURANCE..........................................................  15
12.  DAMAGE OR DESTRUCTION..............................................  17
13.  CONDEMNATION.......................................................  18
14.  ASSIGNMENT AND SUBLETTING..........................................  20
15.  DEFAULT AND REMEDIES...............................................  20
16.  LATE CHARGE AND INTEREST...........................................  26
17.  WAIVER.............................................................  27
18.  ENTRY, INSPECTION AND CLOSURE......................................  27
19.  SURRENDER AND HOLDING OVER.........................................  28
20.  ENCUMBRANCES.......................................................  29
21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.....................  29
22.  NOTICES............................................................  30
23.  ATTORNEYS' FEES....................................................  30
24.  QUIET POSSESSION...................................................  31
25.  SECURITY MEASURES..................................................  31
26.  FORCE MAJEURE......................................................  31
27.  RULES AND REGULATIONS..............................................  31
28.  LANDLORD'S LIABILITY...............................................  32
29.  CONSENTS AND APPROVALS.............................................  32
30.  WAIVER OF RIGHT TO JURY TRIAL......................................  32
31.  BROKERS............................................................  32
32.  RELOCATION OF PREMISES.............................................  33
33.  ENTIRE AGREEMENT...................................................  33
34.  MISCELLANEOUS......................................................  33
35.  AUTHORITY..........................................................  34
36.  VACANCY DURING LAST SIX MONTHS.....................................  35

                             INDEX OF DEFINED TERMS
                             ----------------------

                                                                        Page
                                                                        ----
Additional Rent........................................................   4
Alterations............................................................   8
Award..................................................................  16
Base Operating Costs...................................................   2
Base Rent..............................................................   1
Base Taxes.............................................................   2
Broker.................................................................  27
Building...............................................................   1
Building Rules.........................................................  26
Building Systems.......................................................   6
Business Days..........................................................  11
Business Hours.........................................................  11
Commencement Date......................................................   1
Condemnation...........................................................  16
Condemnor..............................................................  16
Construction Rider.....................................................   1
Controls...............................................................  10
Date of Condemnation...................................................  16
Encumbrance............................................................  23
Environmental Losses...................................................   6
Environmental Requirements.............................................   6
Event of Default.......................................................  19
Expiration Date........................................................   1
Fees...................................................................  25
Handled by Tenant......................................................   6
Handling by Tenant.....................................................   6
Hazardous Materials....................................................   6
HVAC...................................................................   6
Interest Rate..........................................................  21
Landlord...............................................................   1
Laws...................................................................   2
Mortgagee..............................................................  24
Operating Costs........................................................   2
Parking Facility.......................................................   1
Permitted Hazardous Materials..........................................   7
Premises...............................................................   1
Project................................................................   1
Property...............................................................   1
Property Manager.......................................................  13
Proposed Transferee....................................................  17
Rent...................................................................   5

Rental Tax.............................................................  10
Representatives........................................................   6
Scheduled Commencement Date............................................   1
Security Deposit.......................................................   5
Service Failure........................................................  11
Substantially Completed................................................   1
Taxes..................................................................   3
Tenant.................................................................   1
Tenant's Share.........................................................   3
Tenant's Taxes.........................................................  10
Tenant Delay...........................................................   1
Tenant Improvements....................................................   8
Term...................................................................   1
Trade Fixtures.........................................................   9
Transfer...............................................................  17
Transferee.............................................................  18
Visitors...............................................................   6

                            BASIC LEASE INFORMATION
                            -----------------------

Lease Date:              For identification purposes only, the date
                         of this Lease is March 24, 2000

Landlord:                125 Summer Street Cornerstone LLC, a
                         Delaware limited liability company

Tenant:                  C-Bridge Internet Solutions, Inc., a
                         Delaware corporation

Project:                 125 Summer Street

Building Address:        125 Summer Street, Boston, MA 02110

Rentable Area of         463,691 rentable square feet
Building:

Premises:                Floor:         19
                         Suite Number:  Not Applicable.
                         Rentable Area: 19,682 rentable square feet

Term: 84 full calendar months (plus any partial month at the beginning of the Term)

Scheduled                June 15, 2000
Commencement Date:

Expiration Date:         The last day of the seventh (7/th/) Lease Year.
                         The term "Lease Year" shall mean
                         any twelve (12) calendar month period
                         commencing on the Term Commencement Date or on any anniversary thereof (plus any partial month at the end of the Term).

Base Rent:               $46.00 PSF of Rentable Area in the Premises
                         for Lease Year 1 through Lease Year 3;

                         $48.00 PSF of Rentable Area in the Premises for Lease Year 4; and

                         $50.00 PSF of Rentable Area in the Premises for Lease Year 5 through Lease Year 7

Base Year                Calendar year 1999 for Operating Costs

                         Fiscal year 2000 for Taxes

Tenant's Share:                See Section 3.2(a)

Security Deposit:              $150,895.00, plus Letter of Credit pursuant
                               to Exhibit E

Landlord's Address for         125 Summer Street Cornerstone LLC
Payment of Rent:               P.O. Box 35334
                               Newark Post Office
                               Newark, NJ 07193-5334

Business Hours:                8:00 A.M. to 6:00 P.M.

Landlord's Address for         125 Summer Street Cornerstone LLC
Notices:                       c/o Cornerstone Properties, Inc.
                               125 Summer Street
                               Boston, MA 02110


                               with a copy to:

                               Wilson Cornerstone Properties
                               2929 Campus Drive, 4th Floor
                               San Mateo, CA 94403
                               Attention:  General Counsel

Tenant's Address for           C-Bridge Internet Solutions, Inc.
Notices:                       219 Vassar Street
                               Cambridge, MA 02139

Access Card Deposit:           $25 per card

Broker(s):                     Meredith & Grew, Inc. and Grubb & Ellis
                               Company

Guarantor(s):                  None.

Property Manager:              Cornerstone Properties, Inc.
                               or such other manager as Landlord may from time to time designate

Additional Provisions:         See Exhibit E

                               1.    Parking

                               2.    Extension Option

                               3.    Right of First Offer

                               4.    Letter of Credit

Exhibits:
--------

Exhibit A:     The Premises
Exhibit B:     Construction Rider
Exhibit C:     Building Rules
Exhibit D:     Landlord Services
Exhibit E:     Additional Provisions
Exhibit F:     Form of Letter of Credit

     The Basic Lease Information set forth above is part of the Lease. In the event of any conflict between any provision in the Basic Lease Information and the Lease, the Lease shall control.

     THIS LEASE is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information ("Landlord"), and the Tenant identified in the Basic Lease Information ("Tenant"). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information as the Premises (the "Premises"), in the Building located at the address specified in the Basic Lease Information (the "Building"). The approximate configuration and location of the Premises is shown on Exhibit A. Landlord and Tenant agree that the rentable area
                     ---------
of the Premises for all purposes under this Lease shall be the Rentable Area specified in the Basic Lease Information. The Building, together with the parking facilities serving the Building (the "Parking Facility"), and the parcel(s) of land on which the Building and the Parking Facility are situated (collectively, the "Property"), is part of the Project identified in the Basic Lease Information (the "Project").

2. TERM; POSSESSION. The term of this Lease (the "Term") shall commence on the Commencement Date as described below and, unless sooner terminated, shall expire on the Expiration Date set forth in the Basic Lease Information (the "Expiration Date"). The "Commencement Date" shall be the earlier of (a) the date on which Landlord tenders possession of the Premises to Tenant, with all of Landlord's construction obligations, if any, "Substantially Completed" as provided in the Construction Rider attached as Exhibit B (the "Construction Rider") or, in the
                               ---------
event of any "Tenant Delay," as defined in the Construction Rider, the date on which Landlord could have done so had there been no such Tenant Delay; or (b) the date upon which Tenant, with Landlord's written permission, actually occupies and conducts business in any portion of the Premises. The parties anticipate that the Commencement Date will occur on or about the Scheduled Commencement Date set forth in the Basic Lease Information (the "Scheduled Commencement Date"); provided, however, that Landlord shall not be liable for any claims, damages or liabilities if the Premises are not ready for occupancy by the Scheduled Commencement Date. When the Commencement Date has been established, Landlord and Tenant shall at the request of either party confirm the Commencement Date and Expiration Date in writing.

3.   RENT.

     3.1. Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in
          ---------
the Basic Lease Information (the "Base Rent"), without prior notice or demand, in equal monthly installments on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon Tenant's execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

     If the Basic Lease Information provides for any change in Base Rent by reference to years or months (without specifying particular dates), the change will take effect on the applicable annual or monthly anniversary of the Commencement Date (which will not necessarily be the first day of a calendar month).

     3.2. Additional Rent: Increases in Operating Costs and Taxes.
          -------------------------------------------------------

          (a)  Definitions.
               -----------

               (1) "Base Operating Costs" means Operating Costs for the calendar year specified in the Basic Lease Information.

               (2) "Base Taxes" means Taxes for the fiscal year specified in the Basic Lease Information.

               (3) "Operating Costs" means all costs of managing, operating, maintaining and repairing the Property, including all costs, expenditures, fees and charges for: (A) operation, maintenance and repair of the Property (including maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping); (B) utilities and services (including telecommunications facilities and equipment, recycling programs, trash removal, and snow and ice removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the operation, management, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for commercially reasonable deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (individually a "Law" and collectively "Laws"); (G) amortization of capital improvements required to comply with Laws, or which are intended to reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord's funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life (or, if Landlord so elects, over such shorter period during which the cost savings resulting from the capital improvement equal the total cost of the improvement) as Landlord shall reasonably determine; (H) an office in the Project for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees; (J) accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs and Taxes; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) contesting the validity or applicability of any Laws that may affect the Property; (M) the Building's share of any shared or common area maintenance fees and expenses (including costs and expenses of operating, managing, owning and maintaining the Parking Facility and the common areas of the Project and amenities serving tenants generally); and (N) any other cost, expenditure, fee or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining and repairing the Property. Operating Costs for any calendar year during which average occupancy of the Building is less than one hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of one hundred percent (100%) during the entire calendar year.

Notwithstanding the foregoing, Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest, principal payments, points and fees on loans or indebtedness secured by the Building; (iv) costs of improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building (e.g., tenant electricity) other than through payment of tenants' shares of increases in Operating Costs and Taxes; (vi) leasing commissions, advertising costs, attorneys' fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) costs, fines or penalties incurred due to Landlord's violation of any Law; (ix) any costs or expenses incurred by Landlord in the original construction and development of the Building; (x) costs required to remedy any noncompliance, as of the date hereof, of the Building with applicable Law (including, without limitation, the Americans with Disabilities Act of 1990); (xi) costs relating to maintaining Landlord's existence as a corporation, limited partnership or other entity; (xii) ground lease payments, and any other costs related to ground leases; (xiii) any bad debt loss, rent loss, or reserves for bad debt or rent loss; (xiv) interest or penalties incurred as a result of Landlord's negligence, willful misconduct or breach of contract; (xv) salaries of executives or principals of Landlord above the level of senior property manager (except to the extent the same may be reflected in any management or building services fee for the Project or attributable to actual Project management or operations); (xvi) the day-to-day expenses of cleaning, operating, and maintaining the Parking Facility; (xvii) costs incurred by Landlord for the repair of damage to the Building, to the extent Landlord is reimbursed by insurance proceeds; and (xviii) any charitable or political contributions by Landlord;.

                    (4) "Taxes" means all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Property (including any so-called linkage, impact or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant's failure to make timely payments on account of Taxes), assessed or imposed against the Premises or the Property of which the Premises are a part (including without limitation any personal property taxes levied on such Property or on fixtures or equipment used in connection therewith), or upon Landlord by virtue of its ownership thereof, other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax, there shall be assessed, levied or imposed on such Property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Commencement
Date) measured by or based in whole or in part upon Property valuation, mortgage valuation, rents or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees (to the extent levied, assessed or imposed with respect to the Property) shall be included within the term Taxes. For all real estate taxes (other than assessments payable in installments, for which Taxes for the year shall include the installments and any applicable interest due and payable during such year), Taxes for the year shall, at Landlord's election, include either the amount accrued, assessed, or imposed for such year or the amount due and payable for that year, provided that such determination of Taxes shall be applied consistently to Tenant throughout the Term. Taxes also include reasonable expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reductions or to assure maintenance of Taxes for any tax fiscal year wholly or partially included in the Term, whether or not successful and whether or not such efforts involve filing of actual abatement applications or initiation of formal proceedings.

                    (5) "Tenant's Share" means the Rentable Area of the Premises divided by ninety-five percent (95%) of the total Rentable Area of the Building (or, if greater, the Rentable Area of the Building occupied), as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant's leasing of additional space hereunder or for any other reason, Tenant's Share shall be adjusted accordingly.

               (b)  Additional Rent.
                    ---------------

                    (1) Tenant shall pay Landlord as "Additional Rent" for each calendar year or portion thereof during the Term Tenant's Share of the sum of
(x) the amount (if any) by which Operating Costs for such period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes.

                    (2) Prior to the end of each calendar year, Landlord shall notify Tenant of Landlord's good faith estimate of Operating Costs, Taxes and Tenant's Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter reasonably estimates during the course of such calendar year that Operating Costs or Taxes for such year will vary from Landlord's prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

                    (3) As soon as reasonably practicable after the end of each calendar year, Landlord shall furnish Tenant a statement with respect to such year, showing Operating Costs, Taxes and Additional Rent for the year, and the total payments made by Tenant with respect thereto. Unless Tenant gives notice of any objections to Landlord's statement within six (6) months after receipt of the same, such statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such statement or any item therein or the computation of

Additional Rent based thereon. If Tenant does object to such statement, then Landlord shall provide Tenant with reasonable verification of the figures shown on the statement and the parties shall negotiate in good faith to resolve any disputes. Any objection of Tenant to Landlord's statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on Landlord's statement, nor shall any failure of Landlord to deliver Landlord's statement in a timely manner relieve Tenant of Tenant's obligation to pay any amounts due Landlord based on Landlord's statement.

                    (4) If Tenant's Additional Rent as finally determined for any calendar year exceeds the total payments made by Tenant on account thereof, Tenant shall pay Landlord the deficiency within thirty (30) days of Tenant's receipt of Landlord's statement. If the total payments made by Tenant on account thereof exceed Tenant's Additional Rent as finally determined for such year, Tenant's excess payment shall be credited toward the rent next due from Tenant under this Lease. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant's Share of the increases in Operating Costs and Taxes for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding the termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within thirty (30) days after Tenant's receipt of Landlord's final statement for the calendar year in which this Lease terminates, the difference between Tenant's Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

     If for any reason Taxes for any year during the Term are reduced, refunded or otherwise changed, Tenant's Additional Rent shall be adjusted accordingly. If Taxes are temporarily reduced as a result of space in the Building being leased to a tenant that is entitled to an exemption from property taxes or other taxes, then for purposes of determining Additional Rent for each year in which Taxes are reduced by any such exemption, Taxes for such year shall be calculated on the basis of the amount the Taxes for the year would have been in the absence of the exemption. The obligations of Landlord to refund any overpayment of Additional Rent and of Tenant to pay any Additional Rent not previously paid shall survive the expiration of the Term.

                    (5) Provided that no Event of Default (or condition as to which Tenant has received notice, which with the passage of time, would constitute an Event of Default) then exists, Tenant shall have the right to audit Landlord's annual statement concerning Operating Costs and Taxes for the year just ended, subject to and in accordance with this Section 3(b)(5). Any request by Tenant to conduct such an audit shall be made by written notice delivered to Landlord not later than ninety (90) days after Tenant's receipt of such annual statement, specifying the items in such annual statement that Tenant desires to audit. Any such audit shall be conducted by a certified public accountant from one of the six largest national accounting firms. Before the commencement of any such audit, Tenant and its accountant shall also enter into a confidentiality agreement with Landlord, in a form reasonably supplied by Landlord, certifying that Tenant has not engaged any person or firm on a contingency fee basis in connection with this audit and agreeing to restrict the use of all information solely to the determination of Tenant's Proportionate Share of Operating Cost and Taxes under this Lease. At least ten (10) business days prior to commencement of the audit, Tenant shall provide Landlord with a list of requested information. The accountant's field work shall take place during business hours in the offices of Landlord or its building manager (or in another location specified by Landlord in Boston, Massachusetts) and shall be completed within no more than five (5) business days commencing on the date that such access is first made available to Tenant. Access shall be limited to the records evidencing the Operating Costs and Taxes allocable to the Premises that were used by Landlord in preparing such annual statement. Copies of any documents requested by Tenant shall be made by Landlord at Tenant's expense. Tenant shall furnish Landlord with a copy of the completed audit report not later than two (2) months after the date such access is first made available to Tenant. Any discussions between Landlord and Tenant concerning the results of the audit shall include authorized representatives of each party. If Landlord agrees with the results of Tenant's completed audit report, or if the parties do not so agree but a final judgment is reached that payments made by Tenant are in excess of the payments properly payable to Landlord hereunder, Landlord shall refund to Tenant the amount of any such excess payments or credit the amount toward the rent next due from Tenant under this Lease. If Tenant's audit discloses that payments made by Tenant are less than the payments properly payable to Landlord hereunder, Tenant shall pay to Landlord the amount of any such underpayments. If such audit reveals that Landlord's annual statement has overstated Operating Costs by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable third-party costs incurred by Tenant's auditor in conducting the audit. If Tenant fails timely to request an audit or to provide Landlord with the completed audit report as set forth above, Tenant shall be deemed to have accepted the Landlord's annual statement for the year just ended. The rights granted under this Section 3(b)(5) are personal to the Tenant originally named herein (and any permitted Successor or Affiliate to whom this Lease is assigned under Section 14.2(c)) and may not be exercised by or on behalf of any subtenant or other party.

     3.3. Payment of Rent. All amounts payable or reimbursable by Tenant under
          ---------------
this Lease, including late charges and interest (collectively, "Rent"), shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. All sums payable to Landlord on demand under the terms of this Lease shall be payable within thirty (30) days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction in lawful money of the United States of America to Landlord at Landlord's Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate.

4. SECURITY DEPOSIT. On execution of this Lease, Tenant shall deposit with Landlord the amount specified in the Basic Lease Information as the Security Deposit, if any (the "Security Deposit"), as security for the performance of Tenant's obligations under this Lease. Landlord may (but shall have no obligation to) use the Security Deposit or any portion thereof to cure any Event of Default under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of Tenant's obligations hereunder. In such event Tenant shall pay to Landlord on demand an amount sufficient to replenish the Security Deposit. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return to Tenant the Security Deposit or the balance thereof then held by Landlord and not applied as provided above. Landlord may commingle the Security Deposit with Landlord's general and other funds. Landlord shall not be required to pay interest on the Security Deposit to Tenant.

5.   USE AND COMPLIANCE WITH LAWS.

     5.1. Use. The Premises shall be used and occupied for general business
          ---
office purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant's use or occupancy of the Premises (and make any repairs, alterations or improvements as required to comply with all such Laws), and shall observe the "Building Rules" (as defined in Section
27 -Rules and Regulations). Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof. Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of or otherwise annoy other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities (other than business programs designed for Tenant's employees or customers), practice of medicine or any of the healing arts, providing social services, for any governmental use (including embassy or consulate use), or for personnel agency, customer service office open to the general public, studios for radio, television or other media, travel agency or reservation center operations or uses. Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning ("HVAC"), mechanical, elevator, plumbing, electrical, fire protection, life safety, security or other systems in the Building ("Building Systems"), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect to any electrical circuit in the Premises any equipment or other load with aggregate electrical power requirements in excess of 80% of the rated capacity of the circuit.

     5.2. Hazardous Materials.
          -------------------

          (a)  Definitions.
               -----------

               (1) "Hazardous Materials" shall mean any substance: (A) that now or in the future is regulated by, or is defined as a hazardous substance, pollutant or contaminant under, any governmental law, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C.
(S) 9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. (S)
         -- ---
6901 et seq., and any oil or hazardous substance or material regulated under the
     -- ---
Massachusetts Hazardous Waste Management Act, as amended, M.G.L. Chapter 21C, and the Massachusetts Oil and Hazardous Material Release Prevention Act, as amended, M.G.L. Chapter 21E, and the regulations adopted under these acts, or
(B) that is toxic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation.

               (2) "Environmental Requirements" shall mean all present and future Laws, approvals, and other requirements of any kind applicable to Hazardous Materials.

               (3) "Handled by Tenant" and "Handling by Tenant" shall mean and refer to any storage, use, disposal, transportation, or any other activity of any type by Tenant or its agents, employees, contractors, licensees, assignees, sublessees, transferees or representatives (collectively, "Representatives") or its guests, customers, invitees, or visitors (collectively, "Visitors"), at or about the Premises or Property in connection with or involving Hazardous Materials.

               (4) "Environmental Losses" shall mean all costs and expenses of any kind, damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on any portion of the Premises or Property.

               (5) "Claims" shall mean all claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys', experts' and consultants' fees and costs.

          (b)  Tenant's Covenants. No Hazardous Materials shall be Handled by
               ------------------
Tenant without Landlord's prior written consent, which consent may be withheld or conditioned in Landlord's absolute discretion. Notwithstanding the foregoing, normal quantities and use of those Hazardous Materials customarily used in the conduct of general office activities, such as copier fluids and cleaning supplies ("Permitted Hazardous Materials"), may be used and stored at the Premises without Landlord's prior written consent, provided that such activities of Tenant shall comply at all times with all Environmental Requirements. At the expiration or termination of the Lease, Tenant shall promptly remove from the Premises and Property all Hazardous Materials Handled by Tenant. Tenant shall be responsible and liable for the compliance with all of the provisions of this Section by all of Tenant's Representatives and Visitors, and all of Tenant's obligations under this Section (including its indemnification obligations under subsection (e) below) shall survive the expiration or termination of this Lease.

          (c)  Compliance. Tenant shall at Tenant's expense promptly take all
               ----------
actions required by any governmental agency or entity in connection with or as a result of the Handling by Tenant of Hazardous Materials. All of the foregoing work and all Handling by Tenant of all Hazardous Materials shall be performed in a good, safe and workmanlike manner by consultants qualified and licensed to undertake such work and in a manner that will not interfere with any other tenant's quiet enjoyment of the Property or Landlord's use, operation, leasing and sale of the Property.

          (d)  Landlord's Rights. Landlord shall have the right, but not the
               -----------------
obligation, to enter the Premises at any reasonable time and (except in cases of emergency) upon reasonable prior notice (i) to confirm Tenant's compliance with the provisions of this Section 5.2, and (ii) to perform Tenant's obligations under this Section if Tenant has failed to do so after reasonable notice to Tenant. Tenant shall pay to Landlord on demand the costs of Landlord's consultants' fees and all costs incurred by Landlord in performing Tenant's obligations under this Section.

          (e)  Tenant's Indemnification. Tenant agrees to indemnify, defend,
               ------------------------
protect and hold harmless Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other Claims incurred at any time and arising from or in connection with the Handling by Tenant of Hazardous

Materials or Tenant's failure to comply in full with all Environmental Requirements with respect to the Premises.

     5.3. Landlord represents that, to the best of Landlord's knowledge as of the date hereof, the Premises do not contain any materials known as of the date hereof to be Hazardous Materials that materially adversely affect Tenant's use of the Premises for the permitted uses under Section 5.1.

6.   TENANT IMPROVEMENTS & ALTERATIONS.

     6.1 Landlord and Tenant shall perform their respective obligations with respect to design and construction of any improvements to be constructed and installed in the Premises (the "Tenant Improvements"), as provided in the Construction Rider. Except for any Tenant Improvements to be constructed by Landlord for Tenant as provided in the Construction Rider, Tenant shall not make any alterations, improvements or changes to the Premises, including installation of any security system or telephone or data communication wiring ("Alterations"), without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed provided that the proposed Alterations comply with the provisions of this Section 6 and this Lease. (Notwithstanding the foregoing, any nonstructural Alterations within the Premises that do not affect any mechanical, electrical, or other Building systems, do not cost more than $10,000 in the aggregate, and do not adversely affect the value of the Premises for general office uses shall not require Landlord's prior approval, provided that Tenant shall give Landlord notice of the commencement of such work (including plans and specifications therefor, as provided below) at least ten
(10) days in advance and the work otherwise complies with the provisions of this
Section 6 and this Lease.) Any such Alterations shall be completed by Tenant at Tenant's sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the non-discriminatory construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or non-structural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant's work); and
(v) subject to all conditions which Landlord may in Landlord's reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide payment or performance bonds or additional insurance (from Tenant or Tenant's contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord; and (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant's work, such work shall be performed at Tenant's expense by contractors designated by Landlord. Landlord's right to review and approve (or withhold approval of) Tenant's plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord's interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord's consent, all Alterations shall upon installation become part of the realty and be the property of Landlord.

     If Tenant specifically requests at the time of its submission of proposed plans to Landlord by written notice bearing the legend "Request for Confirmation of Restoration Obligations," Landlord shall identify the elements (if any) of the proposed Alterations that Landlord may require Tenant to remove at the end of the Term, provided that Tenant shall not be required to remove Alterations that are standard for general office use of the Premises and do not increase the costs of demolishing space for another tenant. Landlord shall have the right to require Tenant to remove any internal stairs, cafeteria, raised floors, demising walls for subtenants, vaults, and private bathrooms installed by or for Tenant.

     6.2 Before making any Alterations, Tenant shall submit to Landlord for Landlord's prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor's license. Tenant shall reimburse Landlord upon demand for any expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord's contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any Alterations.

     6.3 Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) business days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord (plus Landlord's administrative costs) in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2 - Interest). Tenant shall give Landlord at least ten (10) days' notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

     6.4  Subject to the provisions of Section 5 - Use and Compliance with
Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures ("Trade Fixtures") in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7.   MAINTENANCE AND REPAIRS.

     7.1 By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition, subject to completion of punchlist items under Section 1.2 of Exhibit B. Subject to Section 7.2, during the Term, Tenant at Tenant's expense but under the direction of Landlord, shall repair and maintain the Premises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Tenant Improvements, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, tenant hot water heaters and garbage disposers) in the Premises, in a first class condition, and keep the Premises in a clean, safe and orderly condition.

     7.2 Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, and the public and common areas of the Property, such as elevators, stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for any damage occasioned by Tenant's use of the Premises (with the exception of reasonable wear and tear) or the Property or any act or omission of Tenant or Tenant's Representatives or Visitors, to the extent (if any) not covered by Landlord's property insurance. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, that allows a tenant to make repairs at its landlord's expense.

     7.3 Landlord hereby reserves the right, at any time and from time to time, without liability to Tenant, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant's obligations under this Lease:

          (a) To make alterations, additions, repairs, improvements to or in or to decrease the size or area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems, provided that (except in cases of emergency) Landlord shall use reasonable efforts to minimize any disruption of Tenant's use of the Premises;

          (b) To change the Building's name or street address;

          (c) To install and maintain any and all signs on the exterior and interior of the Building;

          (d) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas (including the Parking Facility, provided that such alterations shall not reduce the number of parking spaces allotted to tenant under Exhibit E hereto and provided that (except in cases of emergency) Landlord shall use reasonable efforts to minimize any disruption of Tenant's use of and access to the Premises) and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas; and

          (e) If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively "Controls"), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto. In connection with the foregoing, Tenant shall cooperate with Landlord and abide by all Building regulations that Landlord may, from time to time, prescribe for the proper functioning and protection of the heating and air-conditioning systems and in order to maximize the effect thereof and to conserve heat and air-conditioning.

8. TENANT'S TAXES. "Tenant's Taxes" shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant's personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord's receipt of any rent payable by Tenant pursuant to the terms of this Lease ("Rental Tax"), and (c) any increase in Taxes attributable to inclusion of a value placed on Tenant's personal property, Trade Fixtures or Alterations. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant's Taxes before delinquency (and, at Landlord's request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant's Taxes or any portion thereof, Tenant shall reimburse Landlord upon demand for the amount of such payment, together with interest at the Interest Rate from the date of Landlord's payment to the date of Tenant's reimbursement.

9.   UTILITIES AND SERVICES.

     9.1  Description of Services. Landlord shall furnish to the Premises:
          -----------------------
reasonable amounts of water, heat, ventilation and air-conditioning during the Business Hours specified in the Basic Lease Information ("Business Hours") on weekdays except public holidays ("Business Days"); reasonable amounts of electricity; and janitorial services five days a week (except public holidays), all in accordance with Exhibit D. Any electrical power supply or supplemental
                       ---------
HVAC required as a result of Tenant's particular use of the Premises (above the Building standard levels for general office use) shall be installed at Tenant's expense (subject to the tenant improvement allowance under Exhibit B). Landlord shall also provide the Building with normal fluorescent tube replacement, window washing, elevator service, and common area toilet room supplies. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than Building Standard lighting fixtures) shall be at Tenant's sole expense.

     9.2  Payment for Additional Utilities and Services.
          ---------------------------------------------

          (a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the Building by Landlord. The Building's current prevailing rate is $47 per hour per floor.

          (b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

          (c) Tenant shall pay to Landlord all charges for electricity supplied to the Premises. Tenant's actual consumption of electricity shall be measured by any separate meter installed for the Premises or, if the Premises are not separately metered, based on Landlord's reasonable judgment as to the level of consumption in the Premises. (The initial Premises hereunder are separately metered.) Landlord reserves the right to discontinue the furnishing of electric current to the Premises upon not less than two months' notice (or such longer time as may be required to make arrangements with the electric utility for direct service provided Tenant exercises its best efforts to complete said arrangements as soon as possible), whereupon Tenant's obligation to pay Additional Rent for electricity under this paragraph shall cease. If Landlord so elects to discontinue electric service, Tenant shall contract directly with the utility company supplying electric current.

          (d) If Tenant's usage of water or any other utility service exceeds the use of such utility Landlord determines to be typical, normal and customary for the Building, Landlord may determine the amount of such excess use by any reasonable means (including the installation at Landlord's request but at Tenant's expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant or the nature of Tenant's business (including hours of operation).

     9.3  Interruption of Services. In the event of an interruption in, or
          ------------------------
failure or inability to provide any of the services or utilities described in
Section 9.1 - "Description of Services" (a "Service Failure"), Landlord shall use reasonable and diligent efforts, consistent with a first-class office tower in downtown Boston, to remedy and limit the duration of any such Service Failure, provided that such Service Failure shall not, regardless of its duration, constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability of consequential damages or loss of business by Tenant or, except as provided herein, entitle Tenant to an abatement of rent or to terminate this Lease.

          (a) If any Service Failure not caused by Tenant or its Representatives prevents Tenant from reasonably using a material portion of the Premises and Tenant in fact ceases to use such portion of the Premises, Tenant shall be entitled to an abatement of Base Rent and Additional Rent with respect to the portion of the Premises that Tenant is prevented from using by reason of such Service Failure in the following circumstances: (i) if the Service Failure has persisted and continuously prevented Tenant from using a material portion of the Premises for a period of five (5) consecutive Business Days after Tenant's notice to Landlord of such Service Failure and such failure is due to Landlord's negligence or misconduct or other cause within Landlord's control, the abatement of rent shall commence on the sixth Business Day following notice of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises; and (ii) if the Service Failure has persisted for a period of ten (10) consecutive Business

Days after Tenant's notice to Landlord of such failure and such failure is due to causes not within Landlord's control and Tenant in fact does not use such portion of the Premises for such ten (10) consecutive Business Day period or more by reason of such Service Failure, then to the extent such Service Failure is covered by Landlord's rental interruption insurance policy the abatement of rent shall commence no later than the eleventh Business Day following such notice of the occurrence of the Service Failure and continue until Tenant is no longer so prevented from using such portion of the Premises. As used in this paragraph, "Business Day" shall refer only to full Business Days (from 8:00 A.M. to 6:00 P.M.) commencing on the Business Day next following the Business Day on which Tenant delivers to Landlord notice of the Service Failure.

          (b) If a Service Failure is caused by Tenant or its Representatives, Landlord shall nonetheless remedy the Service Failure, at the expense of Tenant, pursuant to Landlord's maintenance and repair obligations under Section 7 - "Maintenance and Repair" or Section 12.1 - "Landlord's Duty to Repair," as the case may be, but Tenant shall not be entitled to an abatement of rent or to terminate this Lease as a result of any such Service Failure.

          (c) Where the cause of a Service Failure is within the control of a public utility or other public or quasi-public entity outside Landlord's control, notification to such utility or entity of the Service Failure and request to remedy the failure shall constitute "reasonable efforts" by Landlord to remedy the Service Failure.

          (d) Tenant hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such interruption, failure or inability.

          (e) This Section does not apply to casualty and/or condemnation, as to which Sections 12 and 13, respectively, apply.

10.  EXCULPATION AND INDEMNIFICATION.

     10.1 Tenant's Indemnification of Landlord. Tenant shall indemnify, protect,
          ------------------------------------
defend and hold Landlord and Landlord's authorized representatives harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant's Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any loss, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term, excepting only Claims described in this clause (d) to the extent they are caused by the willful misconduct or negligent acts or omissions of Landlord or its authorized representatives.

     10.2 Damage to Tenant and Tenant's Property. To the maximum extent
          --------------------------------------
permitted by law: (a) Landlord shall not be liable to Tenant for any loss, injury or other damage to Tenant or to Tenant's property in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property); (b) Tenant hereby waives all claims against Landlord for any such loss, injury or damage and the cost and expense of defending against claims relating thereto; and (c) notwithstanding any other provision of this Lease to the contrary, in no event shall either party be liable to the other for any punitive or consequential damages or damages for loss of business by the other.

     10.3 Landlord Indemnification. Except as may be provided in Sections 9,
          ------------------------
10.2, 12, and 25, and subject to Section 11.3 and the limitations on the liability of Landlord set forth in this Lease, Landlord shall indemnify and hold Tenant harmless from and against any claim arising out of any loss, injury or damage to any person or property occurring in the common areas of the Building during the Term, to the extent that such loss, injury, or damage results from the negligence or willful misconduct of Landlord.

     10.4 Survival.  The obligations of the parties under this Section 10 shall
          --------
survive the expiration or termination of this Lease.

11.  INSURANCE.

     11.1 Tenant's Insurance.
          ------------------

          (a) Liability Insurance. Tenant shall maintain in full force
              -------------------
throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than Two Million Dollars ($2,000,000.00) each occurrence for bodily injury and property damage combined, Two Million Dollars ($2,000,000.00) annual general aggregate, and Two Million Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant's liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage including completed operations, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant's use or occupancy of the Premises or the Property; (v) extend coverage to cover liability for the actions of Tenant's Representatives and Visitors; and (vi) designate separate limits for the Property. Each policy of liability insurance required by this Section shall: (1) contain a cross liability endorsement or separation of insureds clause; (2) provide that any waiver of subrogation rights or release prior to a loss does not void coverage;
(3) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (4) provide that any failure to comply with the reporting provisions by Tenant shall not affect coverage provided to Landlord, its partners, members, managing members, managers, affiliates, property managers and Mortgagees; and (5) name Landlord, its partners, members, managing members, managers, affiliates, the Property Manager identified in the Basic Lease Information (the "Property Manager"), and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided at least the same extent of coverage as is provided to Tenant under such policies with respect to liability arising out of the ownership, maintenance or use of the Premises. All endorsements effecting such additional insured status shall be at least as broad as additional insured endorsement form number CG 20 11 11 85 or CG 20 11 11 01 96 promulgated by the Insurance Services Office or its successor organization.

          (b)  Property Insurance. Tenant shall at all times maintain in effect
               ------------------
with respect to any Alterations and Tenant's Trade Fixtures and personal property, commercial property insurance providing coverage, on an "all risk" or "special form" basis, in an amount equal to at least the full replacement cost of the covered property. Tenant may carry such insurance under a blanket policy, provided that such policy provides coverage equivalent to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant's Trade Fixtures or personal property.

          (c)  Requirements For All Policies. Each policy of insurance
               -----------------------------
required under this Section 11.1 shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant's sole cost and expense, and (iii) require at least thirty (30) days' written notice to Landlord prior to any cancellation, nonrenewal or modification of insurance coverage. Insurance companies issuing such policies shall have rating classifications of "A" or better and financial size category ratings of "VII" or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be admitted carriers licensed to do business in the state where the Property is located. Any deductible amount under such insurance shall not exceed $5,000. Tenant shall provide to Landlord, upon request, evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid.

          (d)  Updating Coverage. Tenant shall increase the amounts of insurance
               -----------------
as required by any Mortgagee, and, not more frequently than once every three (3) years, as recommended by Landlord's insurance broker, if, in the opinion of either of them, the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant's insurance shall not limit the liability of Tenant under this Lease.

          (e)  Certificates of Insurance. Prior to occupancy of the Premises by
               -------------------------
Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, if requested by Landlord's Mortgagee or if reasonably required by Landlord to confirm Tenant's compliance herewith or to exercise rights as an additional insured, Tenant shall at Landlord's request provide to

Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

     11.2 Landlord's Insurance. During the Term, to the extent such coverages
          --------------------
are available at a commercially reasonable cost, Landlord shall maintain in effect insurance on the Building with responsible insurers, on an "all risk" or "special form" basis, insuring the Building and the Tenant Improvements in an amount equal to at least 90% of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

     11.3 Mutual Waiver of Right of Recovery & Waiver of Subrogation. Landlord
          ----------------------------------------------------------
and Tenant each hereby waive any right of recovery against each other and the partners, managers, members, shareholders, officers, directors and authorized representatives of each other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein, regardless of cause, including negligence (active or passive) of the party benefiting from the waiver. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12.  DAMAGE OR DESTRUCTION.

     12.1 Landlord's Duty to Repair.
          -------------------------

          (a) If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration beyond the extent of insurance proceeds received by Landlord for such repair or restoration, or for any of Tenant's personal property, Trade Fixtures or Alterations.

          (b) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant's Base Rent and Additional Rent shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair from the date of the casualty until substantial completion of Landlord's repair of the affected portion of the Premises as required under this Lease. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant's business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

     12.2 Landlord's Right to Terminate.  Landlord may elect to terminate this
          -----------------------------
Lease following damage by fire or other casualty under the following circumstances :

          (a) If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one (1) year from the date of the casualty;

          (b) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord's insurance policies (and/or from Landlord's funds made available for such purpose, at Landlord's sole option) to make the required repairs;

          (c) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

          (d) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subsections (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall give Tenant notice within one hundred and twenty (120) days after the date of the casualty, specifying whether Landlord elects to terminate this Lease as provided above and, if not, Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease.

     12.3 Tenant's Right to Terminate. If all or a substantial part of the
          ---------------------------
Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, and Landlord does not elect to terminate as provided above, then Tenant may elect to terminate this Lease if Landlord's estimate of the time required to complete Landlord's repair obligations under this Lease is greater than nine (9) months, in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord's notice to Tenant pursuant to Section 12.2 - Landlord's Right to Terminate.

     12.4 Waiver. Landlord and Tenant each hereby waive the provisions of any
          ------
applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2 - Landlord's Right to Terminate and 12.3 - Tenant's Right to Terminate.

13.  CONDEMNATION.

     13.1 Definitions.
          -----------

          (a) "Award" shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

          (b) "Condemnation" shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power ("Condemnor"), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

          (c) "Date of Condemnation" shall mean the earlier of the date that title to the property taken is vested in the Condemnor or the date the Condemnor has the right to possession of the property being condemned.

     13.2 Effect on Lease.
          ---------------

          (a) If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant's continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

          (b) If twenty-five percent (25%) or more of the Project or of the parcel(s) of land on which the Building is situated or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation, provided that Landlord terminates the leases for all other similarly situated tenants in the Building.

          (c) If all or a portion of the Premises is temporarily taken by a Condemnor for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

     13.3 Restoration. If this Lease is not terminated as provided in Section
          -----------
13.2 - Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord's obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.2 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant's personal property, Trade Fixtures, or Alterations.

     13.4 Abatement and Reduction of Rent. If any portion of the Premises is
          -------------------------------
taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant's use of the Premises.

     13.5 Awards. Any Award made shall be paid to Landlord, and Tenant
          ------
hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemnor where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant's business or as compensation for Tenant's personal property, Trade Fixtures or Alterations.

     13.6 Waiver. Landlord and Tenant each hereby waive the provisions of any
          ------
applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14.  ASSIGNMENT AND SUBLETTING.

     14.1 Landlord's Consent Required. Tenant shall not assign this Lease or
          ---------------------------
any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant's interest under this Lease (each and all a "Transfer"), without the prior written consent of Landlord as set forth in this Article 14. If Tenant is a business entity, any direct or indirect transfer of fifty percent (50%) or more of the ownership interest of the entity (whether in a single transaction or in the aggregate through more than one transaction) shall be deemed a Transfer. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber this Lease or all or any part of Tenant's interest under this Lease.

     14.2 Landlord's Consent.
          ------------------

          (a) Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a "Proposed Transferee"); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other financial and other information concerning the Proposed Transferee as Landlord may require; and (iv) a copy of a term sheet or letter of intent with the economic terms of the proposed transaction, or the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer or if it elects to proceed under Section
14.7 - Landlord's Right to Space. If Landlord approves the terms of the proposed Transfer submitted to Landlord and does not exercise its recapture right under
Section 14.7, within ninety (90) days after such approval Tenant shall submit to Landlord a fully executed agreement on the terms set forth in Tenant's original submission to Landlord. If Tenant's original submission was a letter of intent, the final form of the proposed Transfer agreement shall be subject to Landlord's reasonable approval. If Tenant does not submit such agreement to Landlord within such ninety-day (90) period, or if Tenant desires to modify the terms of the proposed Transfer from those set forth in Tenant's original submission, Tenant shall recommence the process under this Section 14.2(a) prior to entering into any Transfer agreement.

          (b) Landlord's consent to a proposed sublease or license shall, subject to the other provisions of this Article 14, not be unreasonably withheld. Tenant acknowledges and agrees that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the Proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Proposed Transferee's business operating ability or history, reputation or creditworthiness or the character of the business to be conducted by the Proposed Transferee at the Premises, (iii) the Proposed Transferee is a governmental agency or unit or an existing tenant in the Project, (iv) the proposed Transfer would violate any "exclusive" rights of any tenants in the Project, (v) Landlord or Landlord's agent has shown space in the Building to the Proposed Transferee or responded to any inquiries from the Proposed Transferee or the Proposed Transferee's agent concerning availability of space in the Building, at any time within the preceding nine months, or (vi) Landlord otherwise reasonably determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Property. Except for permitted assignments under Section 14.2(c), Landlord may withhold its consent to a proposed assignment of the Lease in its sole discretion. In no event may Tenant publicly offer or advertise all or any portion of the Premises for assignment or sublease at a rental less than that then sought by Landlord for a direct lease (non-sublease) of comparable space in the Project.

          (c)  Notwithstanding anything to the contrary in this Article
14, the following transactions shall not require the consent of Landlord provided that (i) Landlord shall receive prior notice thereof plus reasonable evidence upon closing that the transaction is in fact one of the following, (ii) the proposed Transfer complies with all other provisions of this Lease, including, without limitation, this Article 14, does not alter Landlord's rights under the Lease, and does not impose any additional obligation on Landlord; and
(iii) in the case of an assignment under this Section 14(c) the assignee shall have a net worth at least equal to the greater of the net worth of the Tenant as of the date hereof or as of the day immediately preceding such assignment:

          (1) An assignment of the Lease to an entity succeeding to the business and assets of Tenant, whether by way of merger, consolidation or otherwise ("Successor");

          (2) A sublease or assignment of the Lease to an entity that directly or indirectly controls, is controlled by, or is under common control with Tenant ("Affiliate"). For purposes of this clause (2), control shall mean possession of more than fifty percent (50%) of the shares or other beneficial ownership interests of the entity in question together with the power to control and manage the affairs thereof either directly or by election of directors and/or officers.

     14.3 Excess Consideration. If Landlord consents to the Transfer and if the
          --------------------
consideration paid by any transferee (the "Transferee") for the Transfer, including, in the case of a sublease, the rent and other consideration payable by the subtenant exceeds (a) the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space in question, and (b) all costs reasonably incurred by Tenant in connection with such sublease or assignment, then Tenant shall pay fifty percent (50%) of such excess to Landlord as additional rent, within ten (10) days after receipt by Tenant.

     14.4 No Release Of Tenant. No consent by Landlord to any Transfer, nor
          --------------------
any Transfer whether or not permitted under this Article 14, shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease and Landlord, at Landlord's option, may collect such rent directly from such Transferee without releasing Tenant from Tenant's obligations. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord's express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person (whether or not such person is an occupant of the Premises) shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

     14.5 Expenses and Attorneys' Fees. Tenant shall pay to Landlord on demand
          ----------------------------
all reasonable costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord's rights in connection with, any security interest in any of Tenant's property at the Premises).

     14.6 Effectiveness of Transfer. Prior to the date on which any permitted
          -------------------------
Transfer (whether or not requiring Landlord's consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord's standard form of Consent to Assignment or Consent to Sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

     14.7 Landlord's Right to Space. Notwithstanding any of the above
          -------------------------
provisions of this Section to the contrary, if Tenant notifies Landlord that it desires to enter into a Transfer, Landlord, in lieu of consenting to such Transfer, may elect, within the time period set forth in Section 14(a) for such election, (x) in the case of an assignment or a sublease of the entire Premises, to terminate this Lease, or (y) in the case of a sublease of less than the entire Premises, to terminate this Lease as it relates to the space proposed to be subleased by Tenant. In such event, this Lease will terminate (or the space proposed to be subleased will be removed from the Premises subject to this Lease and the Base Rent and Tenant's Share under this Lease shall be proportionately reduced) on the later of: (i) 60 days after the date of Landlord's notice to Tenant making the election set forth in this Section 14.7 or (ii) the date that the Transfer was proposed to be effective, and Landlord may lease such space to any party, including the prospective Transferee identified by Tenant.

     14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably
          ----------------------------
assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord's application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant's obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to occurrence of any breach or default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

15.  DEFAULT AND REMEDIES.

     15.1 Events of Default.  The occurrence of any of the following shall
          -----------------
constitute an "Event of Default" by Tenant:

          (a) Tenant fails to make any payment of rent when due, or any amount required to replenish the security deposit as provided in Section 4 above, provided that, for the first two (2) times during any twelve (12) month period that such a payment or amount is due and owing, Landlord shall provide written notice to Tenant of such overdue amounts and an Event of Default shall only occur if payment in full is not received by Landlord within five (5) days after such written notice to Tenant. If such a payment or amount is due and owing more than once during any twelve (12) month period, then, in such instance, Landlord shall not be required to provide written notice to Tenant of such overdue payment or amount and Tenant's failure to pay same shall constitute an immediate Event of Default without further notice from Landlord.

          (b)  Tenant abandons the Premises.

          (c) Tenant fails timely to deliver any subordination document, estoppel certificate or financial statement requested by Landlord within the applicable time period specified in Sections 20 - Encumbrances - and 21 - Estoppel Certificates and Financial Statements - below.

          (d) Tenant violates the restrictions on Transfer set forth in Section 14 - Assignment and Subletting.

          (e) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights; all or substantially all of Tenant's assets are subject to judicial seizure or attachment and are not released within 30 days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets.

          (f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors' rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant's consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant's assets, to have such appointment vacated.

          (g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (f) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such thirty (30)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord's reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

     15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall
          --------
have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

          (a) Landlord may terminate this Lease at any time by written notice to Tenant or by any other means available under law. Upon such termination, Landlord shall be entitled, in accordance with the provisions of applicable law, immediately to recover possession of the Premises from Tenant and those claiming under Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant's account, storage of Tenant's personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant's surrender of the Premises or constitute a termination of this Lease or of Tenant's right to possession of the Premises. Upon such termination in writing of this Lease, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided herein and under any other applicable existing or future Law providing for recovery of damages for such breach. In the case of termination of this Lease pursuant to this Section, Tenant shall reimburse Landlord for all expenses arising out of such termination, including without limitation, all costs incurred in collecting amounts due from Tenant under this Lease (including reasonable attorneys' fees, costs of litigation and the like); all expenses incurred by Landlord in attempting to relet the Premises or parts thereof (including advertisements, brokerage commissions, Tenant's allowances, costs of preparing space, and the like); and all of Landlord's other reasonable expenditures necessitated by the termination. The reimbursement from Tenant shall be due and payable immediately from time to time upon notice from Landlord that an expense has been incurred, without regard to whether the expense was incurred before or after the termination.

          (b) Landlord may elect by written notice to Tenant within one year following such termination to be indemnified for loss of rent by a lump sum payment representing the then present value of the amount of rent and additional charges that would have been paid in accordance with this Lease for the remainder of the Term minus the then present value of the aggregate fair market rent and additional charges payable for the Premises for the remainder of the Term (if less than the rent and additional charges payable hereunder), estimated as of the date of the termination, and taking into account reasonable projections of vacancy and time required to re-lease the Premises. (For the purposes of calculating the rent which would have been paid hereunder for the lump sum payment calculation described herein, the last full year's Additional Rent is to be deemed constant for each year thereafter. The Federal Reserve discount rate (or equivalent) shall be used in calculating present values.) Should the parties be unable to agree on a fair market rent, the matter shall be submitted, upon the demand of either party, to the Boston, Massachusetts office of the American Arbitration Association, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be a licensed real estate broker with at least ten years experience as an appraiser of major office buildings in downtown Boston. The parties agree that a decision of the arbitrator shall be conclusive and binding upon them. If, at the end of the Term, the rent which Landlord has actually received from the Premises is less than the aggregate fair market rent estimated as aforesaid, Tenant shall thereupon pay Landlord the amount of such difference. If Landlord does not make the election provided for in this Section, Tenant shall indemnify Landlord for the loss of rent by a payment at the end of each month which would have been included in the Term, representing the difference between the rent which would have been paid in accordance with this Lease (Base Rent and Additional Rent) and the rent actually derived from the Premises by Landlord for such month (the amount of rent deemed derived shall be the actual amount less any portion thereof attributable to Landlord's reletting expenses that have not been reimbursed by Tenant thereunder).

     In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all of the foregoing provisions of this Section, Landlord may by written notice to Tenant within 6 months after termination under any of the provisions contained in this Lease and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the lesser of (i) the aggregate of Base Rent and Additional Rent for the balance of the Term had it not been terminated or (ii) the aggregate thereof for the 12 months ending one year after the termination date, plus in either case (iii) the amount of Base Rent and Additional Rent of any kind accrued and unpaid at the time of termination and minus (iv) the amount of any recovery by Landlord under the foregoing provisions of this Section 15.2(b) up to the time of payment of such liquidated damages (but reduced by any amounts of reimbursement of reletting expenses). Liquidated damages hereunder shall not be in lieu of any claims for reimbursement of reletting expenses.

          (c) Any obligation imposed by law upon Landlord to relet the Premises shall be subject to the reasonable requirements of Landlord to lease to high quality tenants and to develop the Building in a harmonious manner with an appropriate mix of uses, tenants, floor areas and terms of tenancies, and the like. Landlord's actual damages hereunder shall be subject to mitigation by the amount of the damages that Tenant proves would have been avoided by Landlord in the exercise of commercially reasonable efforts to relet the Premises; provided that such reasonable efforts shall not require Landlord (i) to solicit or negotiate with prospective new tenants until Landlord obtains full and complete possession of the Premises, free of any claim by Tenant or its successors, (ii) to relet the Premises prior to leasing any other space in the Project then available or scheduled to become available, (iii) to relet the Premises in a manner inconsistent with Landlord's leasing requirements under the preceding sentence or inconsistent with the criteria for Landlord's approval of proposed assignees or subtenants under Section 14, (iv) to expend any amounts on tenant improvements or other leasing costs in excess of the levels in Landlord's budget or leasing guidelines for the Project, or (v) to relet the Premises for a rental less than the current fair market rental then prevailing for similar office space in the Project. Tenant's liability hereunder shall not be diminished or reduced if, or to the extent, that such reasonable efforts of Landlord to relet the Premises are unsuccessful.

          (d) Any termination of this Lease and repossession of the Premises under this Section shall be without prejudice to any remedies which Landlord might otherwise have for arrears of rent or for a prior breach of the provisions of this Lease. Tenant waives any statutory notice to quit and equitable rights in the nature of further cure or redemption, and Tenant agrees that upon Landlord's termination of this Lease Landlord shall be entitled to re-entry and possession in accordance with the terms hereof. Tenant agrees that a notice by Landlord alleging any default shall, at Landlord's option (the exercise of such option shall be indicated by the inclusion of the words "notice to quit" in such notice), constitute a statutory notice to quit. If Landlord exercises its option to designate a notice of default hereunder as a statutory notice to quit, any grace periods provided for herein shall run concurrently with any statutory notice periods. Landlord and Tenant waive trial by jury in any action to which they are parties. Tenant further agrees that it shall not interpose any counterclaim or set-off in any summary proceeding or in any action based in whole or in part on non-payment of rent unless Tenant has no right to commence an independent proceeding to seek to recover on account of such claim.

          (e) Landlord may cure the Event of Default at Tenant's expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

          (f) After any termination of this Lease and repossession of the Premises under this Section, Landlord may, without notice, store Tenant's personal property (and those of any person claiming under Tenant) at the expense and risk of Tenant or, if Landlord so elects, Landlord may sell such personal property at public auction or auctions or at private sale or sales after seven days notice to Tenant and apply the net proceeds to the earliest of installments of rent or other charges owing Landlord.

16.  LATE CHARGE AND INTEREST.

     16.1 Late Charge. If any payment of rent is not received by Landlord when
          -----------
due on more than one occasion in any twelve-month period, Tenant shall pay to Landlord on demand as a late charge an additional amount equal to four percent (4%) of the overdue payment. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

     16.2 Interest. In addition to the late charges referred to above, which are
          --------
intended to defray Landlord's costs resulting from late payments, any payment from Tenant to Landlord not paid when due shall at Landlord's option bear interest from the date due until paid to Landlord by Tenant at the rate of twelve percent (12%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the "Interest Rate"). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant's default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver. Landlord's acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant's recurrent failure to timely pay rent) other than Tenant's nonpayment of the accepted sums, and no endorsement or statement on any check or payment or in any letter or document accompanying any check or payment shall be deemed an accord and satisfaction. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to: (a) determine whether the Premises are in good condition, (b) determine whether Tenant is complying with its obligations under this Lease, (c) perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, (d) install or repair improvements for other tenants where access to the Premises is required for such installation or repair, (e) serve, post or keep posted any notices required or allowed under the provisions of this Lease,
(f) show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants, or (g) do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary Landlord may temporarily close entrances, doors, corridors, elevators or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant (and Tenant's access to the Premises) without incurring additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord's entry on the Premises in accordance with this Section. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant's obligations under this Lease.

19.  SURRENDER AND HOLDING OVER.

     19.1 Surrender. Upon the expiration or termination of this Lease, Tenant
          ---------
shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease (a) if Landlord removes the telephone and other cabling installed in the Premises by the prior tenant, Tenant shall remove all telephone and other cabling installed in the Building by Tenant, (b) Tenant shall remove from the Premises all of Tenant's personal property and Trade Fixtures and all Alterations that Landlord has elected to require Tenant to remove as provided in Section 6.1 - Tenant Improvements & Alterations, and (c) Tenant shall repair any damage caused by such removal of the items in clauses
(a) and (b). If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord's notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord's removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant's possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant's obligations under this Section shall survive the expiration or termination of this Lease.

     19.2 Holding Over. If Tenant (directly or through any Transferee or other
          ------------
successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant's continued possession shall be on the basis of a tenancy at will or tenant by the month. No act or omission by Landlord, other than its specific written consent, shall constitute permission for Tenant to continue in possession of the Premises, and if such consent is given or declared to have been given by a court judgment, Landlord may terminate such holdover tenancy at any time upon thirty (30) days written notice. In the event of any such holdover, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant's holding over shall be, for the first 30 days of such holdover, at 150% of the Base Rent payable in the last full month prior to the termination thereof and, thereafter, at twice the Base Rent payable in the last full month prior to the termination hereof. Acceptance by Landlord of rent after such termination shall not constitute a renewal or extension of this Lease; and nothing contained in this provision shall be deemed to waive Landlord's right of re-entry or any other right hereunder or at law. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process or if required with any process required under applicable Laws. Tenant shall indemnify, defend and hold Landlord harmless from and against all Claims arising or resulting from Tenant's failure to timely surrender the Premises, including (i) any loss, cost, or damages incurred by any prospective tenant of the Premises, and (ii) Landlord's damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20.  ENCUMBRANCES.

     20.1 Subordination. This Lease is expressly made subject and subordinate to
          -------------
any mortgage, deed of trust, ground lease, underlying lease or like encumbrance affecting any part of the Property or any interest of Landlord therein ("Encumbrance") which is now existing or hereafter executed or recorded; provided, however, that such subordination shall only be effective, as to future Encumbrances, if the holder of the Encumbrance agrees that this Lease shall survive the termination of the Encumbrance by lapse of time, foreclosure or otherwise so long as Tenant is not in default under this Lease. Provided the conditions of the preceding sentence are satisfied, Tenant shall execute and deliver to Landlord, within ten (10) days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If the interest of Landlord in the Property is transferred pursuant to or in lieu of proceedings for enforcement of any Encumbrance, Tenant shall immediately and automatically attorn to the new owner, and this Lease shall continue in full force and effect as a direct lease between the transferee and Tenant on the terms and conditions set forth in this Lease. Landlord shall use reasonable efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from Landlord's current mortgagee with respect to this Lease in such mortgagee's customary form. The costs, if any, incurred in securing such agreement shall be at Tenant's expense.

     20.2 Mortgagee Protection. Tenant agrees to give any holder of any
          --------------------
Encumbrance covering any part of the Property ("Mortgagee"), by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21.  ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

     21.1 Estoppel Certificates. Within ten (10) business days after written
          ---------------------
request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any security deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any). Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant fails to deliver such certificate within ten (10) business days after Landlord's second written request therefor, Tenant shall be liable to Landlord for any damages incurred by Landlord including any profits or other benefits from any financing of the Property or any interest therein which are lost or made unavailable as a result, directly or indirectly, of Tenant's failure or refusal to timely execute or deliver such estoppel certificate.

     21.2 Financial Statements. Within ten (10) days after written request
          --------------------
therefor, but not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements (including at least a year end balance sheet and a statement of profit and loss) of Tenant (and of each guarantor of Tenant's obligations under this Lease) for each of the two most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant's normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party's address for notices set forth in the Basic Lease Information. Any notice required pursuant to any Laws may be incorporated into, given concurrently with or given separately from any notice required under this Lease. Notices shall be deemed to have been given and be effective on the earlier of (a) receipt (or refusal of delivery or receipt); or (b) one (1) day after acceptance by the independent service for delivery, if sent by independent messenger or courier service, or three (3) days after mailing if sent by mail in accordance with this Section. Either party may change its address for notices hereunder, effective fifteen (15) days after notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section.

23. ATTORNEYS' FEES. In the event of any dispute between Landlord and Tenant in any way related to this Lease, and whether involving contract and/or tort claims, each party shall pay its own attorneys fees and costs except that the non-prevailing party shall pay to the prevailing party all reasonable attorneys' fees and costs and expenses of any type, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, "Fees"). The "prevailing party" shall be determined based upon an assessment of which party's major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party's major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment. The Fees shall be deemed an "actual pecuniary loss" within the meaning of Bankruptcy Code Section 365(b)(1)(B), and notwithstanding the foregoing, all Fees incurred by either party in any bankruptcy case filed by or against the other party, from and after the order for relief until this Lease is rejected or assumed in such bankruptcy case, will be "obligations of the debtor" as that phrase is used in Bankruptcy Code Section 365(d)(3).

24. QUIET POSSESSION. Subject to Tenant's full and timely performance of all of Tenant's obligations under this Lease and subject to the terms of this Lease, including Section 20 - Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. If Landlord uses an access card system, Landlord may require Tenant to pay Landlord a deposit for each after-hours Building access card issued to Tenant, in the amount specified in the Basic Lease Information. Tenant shall be responsible for any loss, theft or breakage of any such cards, which must be returned by Tenant to Landlord upon expiration or earlier termination of the Lease. Landlord may retain the deposit for any card not so returned. If a deposit is not required by Landlord, Landlord shall have the right to charge Tenant for any card that is lost, stolen or broken or not returned upon expiration or earlier termination of the Lease. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant's Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant's use or enjoyment of the Premises.

26. FORCE MAJEURE. If Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider (if any), and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit C to
                                                                   ---------
the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable nondiscriminatory rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the "Building Rules"). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD'S LIABILITY. The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord's obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord's partners or members or its or their respective partners, shareholders, members, directors, officers or managers on account of any of Landlord's obligations or actions under this Lease.

29.  CONSENTS AND APPROVALS.

     29.1 Determination in Good Faith. Wherever the consent, approval, judgment
          ---------------------------
or determination of Landlord is required or permitted under this Lease, Landlord may exercise its business judgment in granting or withholding such consent or approval or in making such judgment or determination without reference to any extrinsic standard of reasonableness, unless the specific provision contained in this Lease providing for such consent, approval, judgment or determination specifies that Landlord's consent or approval is not to be unreasonably withheld, or that such judgment or determination is to be reasonable, or otherwise specifies the standards under which Landlord may withhold its consent. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure.

     29.2 No Liability Imposed on Landlord. The review and/or approval by
          --------------------------------
Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Property, and no third parties, including Tenant or the Representatives and Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. WAIVER OF RIGHT TO JURY TRIAL. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statute, regulation, code, or ordinance.

31. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the "Broker") in accordance with Landlord's separate written agreement with the Broker, if any. Tenant warrants and represents to Landlord that in the negotiating or making of this Lease neither Tenant nor anyone acting on Tenant's behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Tenant shall indemnify and hold Landlord harmless from any claim or claims, including costs, expenses and attorney's fees incurred by Landlord asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made by Tenant or Tenant's Representatives. Landlord agrees to indemnify and hold Tenant harmless from and against any claim by third parties claiming by, through, or under Landlord for commissions due or alleged to be due in connection with this Lease.

32. RELOCATION OF PREMISES. For the purpose of maintaining an economical and proper distribution of tenants acceptable to Landlord throughout the Project, Landlord shall have the right on one occasion during the Term to relocate the Premises to a floor on or above the tenth (10th) floor within the Project, provided that (a) the rentable and usable area of the new Premises is of equivalent size to the existing Premises, subject to a variation of up to ten percent (10%), provided that the Fixed Rent and Additional Rent payable hereunder shall not be increased as a result of such relocation, (b) Landlord shall pay the cost of providing tenant improvements in the new Premises, which shall be substantially comparable in layout to those in the existing Premises, and (c) Landlord shall pay reasonable costs (to the extent such costs are submitted in writing to Landlord and approved in writing by Landlord prior to such move) of moving Tenant's Trade Fixtures and personal property to the new Premises and replacing stationery and business cards rendered incorrect as a result of the relocation, and the costs of moving telephones and office equipment and other personal property occasioned by the move. The new Premises will be complete and ready for immediate occupancy by Tenant for the purpose of doing business before the actual relocation takes place. Landlord shall deliver to Tenant written notice of Landlord's election to relocate the Premises, specifying the new location and the amount of rent payable therefor, at least ninety (90) days prior to the date the relocation is to be effective.

33. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral, all of which are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Project or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

34. MISCELLANEOUS. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant. Subject to Section 14 - Assignment and Subletting and Section 28 - Landlord's Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect.

The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party, even if such party drafted the provision in question. When required by the context of this Lease, the singular includes the plural. Wherever the term "including" is used in this Lease, it shall be interpreted as meaning "including, but not limited to" the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant. Neither Landlord nor Tenant shall record this Lease; provided that, at the request of either party, Landlord and Tenant shall, if appropriate, execute, acknowledge, and deliver a notice of lease and a notice of termination of lease term, each in recordable form. Such notices shall contain only the information required by law for recording. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact (which appointment shall survive termination of the Term) with full power of substitution to execute, acknowledge and deliver a notice of termination of lease in Tenant's name if Tenant fails to do so within ten (10) days after request therefor.

35. AUTHORITY. If Tenant is a corporation, partnership, limited liability company or other form of business entity, each of the persons executing this Lease on behalf of Tenant warrants and represents that Tenant is a duly organized and validly existing entity, that Tenant has full right and authority to enter into this Lease and that the persons signing on behalf of Tenant are authorized to do so and have the power to bind Tenant to this Lease. Tenant shall provide Landlord upon request with evidence reasonably satisfactory to Landlord confirming the foregoing representations. Landlord warrants and represents that Landlord is a duly organized and validly existing entity, that Landlord has full right and authority to enter into this Lease and that the persons signing on behalf of Landlord are authorized to do so and have the power to bind Landlord to this Lease. Landlord shall provide Tenant upon request with evidence of such authority.

36.  VACANCY DURING LAST SIX MONTHS.

     If Tenant vacates substantially all of the Premises (or substantially all of any major portion of the Premises, including a floor thereof) at any time within the last six (6) months of the Term, Landlord may enter the Premises (or such portion) and commence work necessary to prepare the space for future tenants. The exercise of such right by Landlord will not affect Tenant's obligations to pay Base Rent, Additional Rent, or any other additional charges with respect to the Premises (or such portion), which obligations shall continue without abatement until the end of the Term.

     IN WITNESS WHEREOF, Landlord and Tenant have entered into this Lease as a sealed Massachusetts instrument as of the date first above written.

TENANT:                                       LANDLORD:

C-BRIDGE INTERNET SOLUTIONS, INC.             125 Summer Street Cornerstone LLC


By:  /s/                                      By:  /s/
    ----------------------------------------      ------------------------------
Name:  Rick Wester                            Name: A. Robert Paratte
      --------------------------------------       -----------------------------
Title:  CFO                                   Title:
       -------------------------------------         --------------------------


By:  /s/                                      By:
    ----------------------------------------      -----------------------------
Name:  Clifford B. Thompson                   Name:
      --------------------------------------        ----------------------------
Title:  VP & General Counsel                  Title:
       -------------------------------------        --------------------------

                                   EXHIBIT A
                                   ---------

                                 THE PREMISES
                                 ------------

Rough Drawing of floor plan omitted.

                               Exhibit A, Page 1

                                   EXHIBIT B
                                   ---------

                              CONSTRUCTION RIDER
                              ------------------

     1.   Tenant Improvements. Landlord shall with reasonable diligence through
          -------------------
a contractor designated by Landlord (which contractor may be an affiliate of Landlord) construct and install in the Premises the improvements and fixtures provided for in this Construction Rider ("Tenant Improvements"). Upon request by Landlord, Tenant shall designate in writing an individual authorized to act as Tenant's Representative with respect to all approvals, directions and authorizations pursuant to this Construction Rider.

          1.1  Plans. The Tenant Improvements shall be constructed substantially
               -----
as shown on the conceptual space plan for the Premises prepared by John Bryer Architects who has been retained by Tenant as the space planner for the Premises ("Space Planner"), dated January 10, 2000 ("Space Plan").

     On or before April 1, 2000 Tenant will cause the Space Planner to prepare and deliver to Landlord detailed plans and specifications sufficient to permit the construction of the Tenant Improvements by Landlord's contractor ("Construction Documents"). Such Construction Documents shall be subject to Landlord's approval, as provided in Article 6, and shall incorporate Building standard finishes or such other finishes as Landlord may reasonably approve. Landlord will bid the work to at least three (3) general contractors and provide Tenant with a cost estimate for the work shown in the Construction Documents. Tenant may include a general contractor and subcontractors (other than for structural or building system trades) on the bid list. Tenant shall respond to the Construction Documents and cost estimate within five (5) days after receipt thereof, specifying any changes or modifications Tenant desires in the Construction Documents. The Space Planner will then revise the Construction Documents and resubmit them to Tenant and Landlord for their approval and Landlord will provide Tenant with a revised cost estimate. Tenant shall approve or disapprove the same within three (3) days after receipt. The revised Construction Documents and cost estimate, as approved by Tenant and Landlord, are hereinafter referred to as the "Final Construction Documents" and "Final Cost Estimate," respectively.

     Additional interior decorating services and advice on the furnishing and decoration of the Premises, such as the selection of fixtures, furnishings or design of mill work, shall be provided by Tenant at its expense, but shall be subject to the reasonable approval of Landlord.

     As part of the Tenant Improvements, Tenant shall have the right at its sole cost and expense to install, operate, and maintain a separate security system for access to the Premises ("Tenant's Security System") in accordance with plans and specifications reasonably approved by Landlord. Upon the expiration or earlier termination of the Lease, unless otherwise directed by Landlord Tenant shall remove Tenant's Security System and repair any damage to the Premises or Building caused by the installation and subsequent removal of Tenant's Security System.

                               Exhibit B, Page 1

          1.2  Construction. Upon approval by Landlord and Tenant of the Final
               ------------
Construction Documents and the Final Cost Estimate, Landlord shall proceed with reasonable diligence to cause the Tenant Improvements to be Substantially Completed on or prior to the Scheduled Commencement Date. The Tenant Improvements shall be deemed to be "Substantially Completed" when they have been completed in accordance with the Final Construction Documents except for finishing details, minor omissions, decorations and mechanical adjustments of the type normally found on an architectural "punch list". (The definition of Substantially Completed shall also define the terms "Substantial Completion" and "Substantially Complete.")

     Following Substantial Completion of the Tenant Improvements and before Tenant takes possession of the Premises (or as soon thereafter as may be reasonably practicable and in any event within 30 days after Substantial Completion), Landlord and Tenant shall inspect the Premises and jointly prepare a "punch list" of agreed items of construction remaining to be completed. Landlord shall complete the items set forth in the punch list as soon as reasonably possible and shall use reasonable efforts to complete the same within thirty (30) days after the list of punchlist items has been agreed upon. Tenant shall cooperate with and accommodate Landlord and Landlord's contractor in completing the items on the punch list.

          1.3  Cost of Tenant Improvements. Landlord shall contribute
               ---------------------------
$32.00 per rentable square foot in the Premises (i.e., $629,824.00) toward the cost of the design (including preparation of space plans and Construction Documents), construction and installation of the Tenant Improvements, including costs of cabling and wiring the Premises. The balance, if any, of the cost of the Tenant Improvements ("Additional Cost"), including, but not limited to, usual markups for overhead, supervision and profit, shall be paid by Tenant. Tenant shall pay Landlord 50% of the Additional Cost based upon the Final Cost Estimate prior to the commencement of construction of the Tenant Improvements. The balance of the actual Additional Cost shall be paid to Landlord upon Substantial Completion of the Tenant Improvements, within ten (10) days after receipt of Landlord's invoice therefor. Landlord will use reasonable care in preparing the cost estimates, but they are estimates only and do not limit Tenant's obligation to pay for the actual Additional Cost of the Tenant Improvements, whether or not it exceeds the estimated amounts. Tenant shall pay Landlord a supervision fee equal to three percent (3%) of the total cost of the Tenant Improvements in connection with Landlord's performance of the Tenant Improvements. In connection with the Tenant Improvements, Landlord shall, at its expense, remove the existing internal staircase between the 19/th/ and 20/th/ floors and fill in such stairway opening.

          1.4  Changes. If Tenant requests any change, addition or alteration in
               -------
or to any Final Construction Documents ("Changes") Landlord shall cause the Space Planner to prepare additional Plans implementing such Change. Tenant shall pay the cost of preparing additional Plans within ten (10) days after receipt of Landlord's invoice therefor. As soon as practicable after the completion of such additional Construction Documents, Landlord shall notify Tenant of the estimated cost of the Changes. Within three (3) working days after receipt of such cost estimate, Tenant shall notify Landlord in writing whether Tenant approves the Change. If Tenant approves the Change, Landlord shall proceed with the Change and Tenant shall be liable for any

                               Exhibit B, Page 2

Additional Cost resulting from the Change. If Tenant fails to approve the Change within such three (3) day period, construction of the Tenant Improvements shall proceed as provided in accordance with the original Construction Documents.

          1.5  Delays. Tenant shall be responsible for, and shall pay to
               ------
Landlord, any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of any Tenant Improvements and any increase in the cost of Tenant Improvements caused by (i) Tenant's failure to submit information to the Space Planner or approve any Space Plan, Construction Documents or cost estimates within the time periods required herein, (ii) any delays in obtaining any items or materials constituting part of the Tenant Improvements requested by Tenant, (iii) any Changes, or (iv) any other delay requested or caused by Tenant (collectively, "Tenant Delays").

     2.   Delivery of Premises. Upon Substantial Completion of the Tenant
          --------------------
Improvements, Landlord shall deliver possession of the Premises to Tenant. If Landlord has not Substantially Completed the Tenant Improvements and tendered possession of the Premises to Tenant on or before the Scheduled Commencement Date specified in Section 2 - Term; Possession of the Lease, or if Landlord is unable for any other reason to deliver possession of the Premises to Tenant on or before such date, neither Landlord nor its representatives shall be liable to Tenant for any damage resulting from the delay in completing such construction obligations and/or delivering possession to Tenant and the Lease shall remain in full force and effect unless and until it is terminated under the express provisions of this Section. If any delays in Substantially Completing the Tenant Improvements are attributable to Tenant Delays, then the Premises shall be deemed to have been Substantially Completed and delivered to Tenant on the date on which Landlord could have Substantially Completed the Premises and tendered the Premises to Tenant but for such Tenant Delays.

     3.   Access to Premises. Landlord shall allow Tenant and Tenant's
          ------------------
Representatives to enter the Premises prior to the Commencement Date to permit Tenant to make the Premises ready for its use and occupancy; provided, however, that prior to such entry of the Premises, Tenant shall provide evidence reasonably satisfactory to Landlord that Tenant's insurance, as described in
Section 11.1 - Tenant's Insurance of the Lease, shall be in effect as of the time of such entry. Such permission may be revoked at any time upon twenty-four
(24) hours' notice, and Tenant and its Representatives shall not interfere with Landlord or Landlord's contractor in completing the Building or the Tenant Improvements.

         Tenant agrees that Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property placed upon or installed in the Premises prior to the Commencement Date, the same being at Tenant's sole risk, and Tenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Premises by Tenant or its Representatives.

     4.   Ownership of Tenant Improvements. All Tenant Improvements, whether
          --------------------------------
installed by Landlord or Tenant, shall become a part of the Premises, shall be the property of Landlord and, subject to the provisions of the Lease, shall be surrendered by Tenant with the Premises,

                               Exhibit B, Page 3
without any compensation to Tenant, at the expiration or termination of the Lease in accordance with the provisions of the Lease.

                               Exhibit B, Page 4

                                   EXHIBIT C
                                   ---------

                                BUILDING RULES
                                --------------

     The following Building Rules are additional provisions of the foregoing Lease to which they are attached. The capitalized terms used herein have the same meanings as these terms are given in the Lease.

     1.   Use of Common Areas. Tenant will not obstruct the sidewalks, halls,
          -------------------
passages, exits, entrances, elevators or stairways of the Building ("Common Areas"), and Tenant will not use the Common Areas for any purpose other than ingress and egress to and from the Premises. The Common Areas, except for the sidewalks, are not open to the general public and Landlord reserves the right to control and prevent access to the Common Areas of any person whose presence, in Landlord's opinion, would be prejudicial to the safety, reputation and interests of the Building and its tenants.

     2.   No Access to Roof. Tenant has no right of access to the roof of the
          -----------------
Building and will not install, repair or replace any antenna, aerial, aerial wires, fan, air-conditioner or other device on the roof of the Building, without the prior written consent of Landlord. Any such device installed without such written consent is subject to removal at Tenant's expense without notice at any time. In any event Tenant will be liable for any damages or repairs incurred or required as a result of its installation, use, repair, maintenance or removal of such devices on the roof and agrees to indemnify and hold harmless Landlord from any liability, loss, damage, cost or expense, including reasonable attorneys' fees, arising from any activities of Tenant or of Tenant's Representatives on the roof of the Building.

     3.   Signage. No sign, placard, picture, name, advertisement or notice
          -------
visible from the exterior of the Premises will be inscribed, painted, affixed or otherwise displayed by Tenant on or in any part of the Building without the prior written consent of Landlord. Landlord reserves the right to adopt and furnish Tenant with general guidelines relating to signs in or on the Building. All approved signage will be inscribed, painted or affixed at Tenant's expense by a person approved by Landlord, which approval will not be unreasonably withheld.

     4.   Prohibited Uses. The Premises will not be used for manufacturing,
          ---------------
for the storage of merchandise held for sale to the general public, for lodging or for the sale of goods to the general public. Tenant will not permit any food preparation on the Premises except that Tenant may use Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages so long as such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

     5.   Janitorial Services. Tenant will not employ any person for the
          -------------------
purpose of cleaning the Premises or permit any person to enter the Building for such purpose other than Landlord's janitorial service, except with Landlord's prior written consent. Tenant will not necessitate, and will be liable for the cost of, any undue amount of janitorial labor by reason of Tenant's carelessness in or indifference to the preservation of good order and cleanliness in the Premises. Janitorial service will not be furnished to areas in the Premises on nights when such

                               Exhibit C, Page 1
areas are occupied after 7:00 p.m., unless such service is extended by written agreement to a later hour in specifically designated areas of the Premises.

     6.   Keys and Locks. Landlord will furnish Tenant, free of charge, two
          --------------
keys to each door or lock in the Premises. Landlord may make a reasonable charge for any additional or replacement keys. Tenant will not duplicate any keys, alter any locks or install any new or additional lock or bolt on any door of its Premises or on any other part of the Building without the prior written consent of Landlord and, in any event, Tenant will provide Landlord with a key for any such lock. On the termination of the Lease, Tenant will deliver to Landlord all keys to any locks or doors in the Building which have been obtained by Tenant.

     7.   Freight. Upon not less than twenty-four hours prior notice to
          -------
Landlord, which notice may be oral, an elevator will be made available for Tenant's use for transportation of freight, subject to such scheduling as Landlord in its discretion deems appropriate. Tenant shall not transport freight in loads exceeding the weight limitations of such elevator. Landlord reserves the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building, and no property will be received in the Building or carried up or down the freight elevator or stairs except during such hours and along such routes and by such persons as may be designated by Landlord. Landlord reserves the right to require that heavy objects will stand on wood strips of such length and thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and Tenant will be liable for all damage or injuries caused by moving or maintaining such property.

     8.   Nuisances and Dangerous Substances. Tenant will not conduct itself
          ----------------------------------
or permit Tenant's Representatives or Visitors to conduct themselves, in the Premises or anywhere on or in the Property in a manner which is offensive or unduly annoying to any other Tenant or Landlord's property managers. Tenant will not install or operate any phonograph, radio receiver, musical instrument, or television or other similar device in any part of the Common Areas and shall not operate any such device installed in the Premises in such manner as to disturb or annoy other tenants of the Building. Tenant will not use or keep in the Premises or the Property any kerosene, gasoline or other combustible fluid or material other than limited quantities thereof reasonably necessary for the maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant will not use or keep any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein. Tenant will not bring or keep any animals in or about the Premises or the Property.

     9.   Building Name and Address. Without Landlord's prior written consent,
          -------------------------
Tenant will not use the name of the Building in connection with or in promoting or advertising Tenant's business except as Tenant's address.

                               Exhibit C, Page 2

     10.    Building Directory and Signage. A directory for the Building will
            ------------------------------
be provided for the display of the name and location of tenants. Landlord reserves the right to approve any additional names Tenant desires to place in the directory and, if so approved, Landlord may assess a reasonable charge for adding such additional names. Tenant's name and suite number shall be displayed on building standard signage in the elevator lobby of any multi-tenant floor on which the Premises are located. If the Premises consist of an entire floor, Tenant at its expense may affix a sign displaying its name in the elevator lobby of such floor, subject to Landlord's prior approval.

     11.    Window Coverings. No curtains, draperies, blinds, shutters, shades,
            ----------------
awnings, screens or other coverings, window ventilators, hangings, decorations or similar equipment shall be attached to, hung or placed in, or used in or with any window of the Building without the prior written consent of Landlord, and Landlord shall have the right to control all lighting within the Premises that may be visible from the exterior of the Building.

     12.    Floor Coverings. Tenant will not lay or otherwise affix linoleum,
            ---------------
tile, carpet or any other floor covering to the floor of the Premises in any manner except as approved in writing by Landlord. Tenant will be liable for the cost of repair of any damage resulting from the violation of this rule or the removal of any floor covering by Tenant or its contractors, employees or invitees.

     13.    Wiring and Cabling Installations. Landlord will direct Tenant's
            --------------------------------
electricians and other vendors as to where and how data, telephone, and electrical wires and cables are to be installed. No boring or cutting for wires or cables will be allowed without the prior written consent of Landlord. The location of burglar alarms, smoke detectors, telephones, call boxes and other office equipment affixed to the Premises shall be subject to the written approval of Landlord.

     14.    Office Closing Procedures. Tenant will see that the doors of the
            -------------------------
Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant or its employees leave the Premises, so as to prevent waste or damage. Tenant will be liable for all damage or injuries sustained by other tenants or occupants of the Building or Landlord resulting from Tenant's carelessness in this regard or violation of this rule. Tenant will keep the doors to the Building corridors closed at all times except for ingress and egress.

     15.    Plumbing Facilities. The toilet rooms, toilets, urinals, wash bowls
            -------------------
and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein. Tenant will be liable for any breakage, stoppage or damage resulting from the violation of this rule by Tenant, its employees or invitees.

     16.    Use of Hand Trucks. Tenant will not use or permit to be used in the
            ------------------
Premises or in the Common Areas any hand trucks, carts or dollies except those equipped with rubber tires and side guards or such other equipment as Landlord may approve.

                               Exhibit C, Page 3

     17.    Refuse. Tenant shall store all Tenant's trash and garbage within
            ------
the Premises or in other facilities designated By Landlord for such purpose. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without being in violation of any law or ordinance governing such disposal. All trash and garbage removal shall be made in accordance with directions issued from time to time by Landlord, only through such Common Areas provided for such purposes and at such times as Landlord may designate. Tenant shall comply with the requirements of any recycling program adopted by Landlord for the Building.

     18.    Soliciting. Canvassing, peddling, soliciting and distribution of
            ----------
handbills or any other written materials in the Building are prohibited, and Tenant will cooperate to prevent the same.

     19.    Parking. Tenant will use, and cause Tenant's Representatives and
            -------
Visitors to use, any parking spaces to which Tenant is entitled under the Lease in a manner consistent with Landlord's directional signs and markings in the Parking Facility. Specifically, but without limitation, Tenant will not park, or permit Tenant's Representatives or Visitors to park, in a manner that impedes access to and from the Building or the Parking Facility or that violates space reservations for handicapped drivers registered as such with the Massachusetts Registry of Motor Vehicles. Landlord may use such reasonable means as may be necessary to enforce the directional signs and markings in the Parking Facility, including but not limited to towing services, and Landlord will not be liable for any damage to vehicles towed as a result of non-compliance with such parking regulations.

     20.    Fire, Security and Safety Regulations. Tenant will comply with all
            -------------------------------------
safety, security, fire protection and evacuation measures and procedures established by Landlord or any governmental agency.

     21.    Responsibility for Theft. Tenant assumes any and all responsibility
            ------------------------
for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

     22.    Sales and Auctions. Tenant will not conduct or permit to be
            ------------------
conducted any sale by auction in, upon or from the Premises or elsewhere in the Property, whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceeding.

     23.    Thermostats. Office Tenants shall not tamper with or attempt to
            -----------
adjust temperature control thermostats in their leased premises. Landlord shall make adjustments in thermostats upon request by tenants.

     24.    Emergency Stairs. Building emergency stairs shall be used only for
            ----------------
emergency purposes, unless specifically approved by Landlord in its sole discretion.

                               Exhibit C, Page 4

     25.   Non-Smoking Policy. The common areas of the Project, including
           -----------------
without limitation the garage and the exterior areas adjacent to building entrances, are non smoking areas. Tenants who permit smoking within their leased premises shall, at their sole cost and expense, install filtering systems sufficient to prevent smoke and odors from entering other tenants' premises, the plenum space above the leased premises, or the building's HVAC system. Upon request from Landlord, Tenant shall inform its employees of the building's non-smoking policy in building common areas and shall take reasonable measures to enforce the policy with respect to its employees.

     26.   Waiver of Rules. Landlord may waive any one or more of these
           ---------------
Building Rules for the benefit of any particular tenant or tenants, but no such waiver by Landlord will be construed as a waiver of such Building Rules in favor of any other tenant or tenants nor prevent Landlord from thereafter enforcing these Building Rules against any or all of the tenants of the Building.

     27.   Effect on Lease. These Building Rules are in addition to, and shall
           ---------------
not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of the Lease. Violation of these Building Rules constitutes a failure to fully perform the provisions of the Lease, as referred to in Section 15.1 - "Events of Default".

     28.   Non-Discriminatory Enforcement. Subject to the provisions of the
           ------------------------------
Lease (and the provisions of other leases with respect to other tenants), Landlord shall use reasonable efforts to enforce these Building Rules in a non-discriminatory manner, but in no event shall Landlord have any liability for any failure or refusal to do so (and Tenant's sole and exclusive remedy for any such failure or refusal shall be injunctive relief preventing Landlord from enforcing any of the Building Rules against Tenant in a manner that discriminates against Tenant).

     29.   Additional and Amended Rules. Landlord reserves the right to
           ----------------------------
rescind or amend these Building Rules and/or adopt any other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

                                   EXHIBIT D
                                   ---------

                               LANDLORD SERVICES
                               -----------------

1. Water used by the building standard cooling, drinking and sanitation systems, and for maintenance and janitorial services.

2. Central heat and air conditioning in season, at such temperatures and in such amounts as are from time to time furnished to tenants in comparable buildings in downtown Boston, or as may be permitted to controlled by applicable laws, ordinances, rules and regulations.

3. Maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all Common Areas, Building Common Areas and General Common Areas in the manner and to the extent customarily provided by landlords in first-class office buildings in Boston.

4.   Janitorial service after Business Hours on Business Days.

5. Electricity for typewriters, voice writers, calculating machines, low consumption duplicating machines, low consumption electronic data processing equipment, and other machines of similar low electrical consumption (it being agreed that Tenant's total consumption for such items shall not exceed six (6) watts per square foot of Net Rentable Area per month at 120 volts).

6. Initial lamps, bulbs, starters and ballasts for building standard fixtures used within the Leased Premises, and electricity for lighting such fixtures.

7.   Security for the Building.

8. Public elevator service serving the floors on which the Leased Premises are situated, including a service elevator.

                               Exhibit D, Page 1

9. A general directory board or electronic device on which Tenant shall be entitled to have its name shown.

                               Exhibit D, Page 2

                                   EXHIBIT E
                                   ---------

                          ADDITIONAL PROVISIONS RIDER
                          ---------------------------

1.   PARKING.
     -------

     (a) Tenant's Parking Rights. Landlord shall provide Tenant, on an
         -----------------------
unassigned and non-exclusive basis, for use by Tenant and Tenant's Representatives and Visitors, at the users' sole risk, thirteen (13) parking spaces in the Parking Facility. The parking spaces to be made available to Tenant hereunder may contain a reasonable mix of spaces for compact cars and up to ten percent (10%) of the unassigned spaces may also be designated by Landlord as Building visitors' parking.

     (b) Availability of Parking Spaces. Landlord shall take reasonable actions
         ------------------------------
to ensure the availability of the parking spaces leased by Tenant, but Landlord does not guarantee the availability of those spaces at all times against the actions of other tenants of the Building and users of the Parking Facility. Access to the Parking Facility may, at Landlord's option, be regulated by card, pass, bumper sticker, decal or other appropriate identification issued by Landlord. Landlord retains the right to revoke the parking privileges of any user of the Parking Facility who violates the rules and regulations governing use of the Parking Facility (and Tenant shall be responsible for causing any employee of Tenant or other person using parking spaces allocated to Tenant to comply with all parking rules and regulations).

     (c) Monthly Parking Rental. Tenant shall pay to Landlord, as monthly rent
         ----------------------
for the parking spaces leased by Tenant hereunder, a "Monthly Parking Rental" per space, which shall be the "Prevailing Parking Rental" for such parking spaces in effect from time to time. The Prevailing Parking Rental shall be determined by Landlord, based on the monthly rental charged by Landlord from time to time for spaces in the Parking Facility, and the unassigned or reserved nature of such parking spaces. The Building's unreserved parking rate is currently $325.00 per space per month. Tenant's Monthly Parking Rental shall be paid on the first day of each month during the Term of this Lease; provided, however, that in the event Tenant fails to pay Tenant's Monthly Parking Rental when due, Landlord may assess a late charge of $50.00 on the delinquent amount, which late charge shall be in addition to the late charge and interest that may be charged pursuant to Section 16.1 - Late Charge and Interest in the Lease, and provided further that in the event: (i) Tenant fails to pay Tenant's Monthly Parking Rental within thirty (30) days of Landlord's notice of such delinquency, or (ii) Tenant does not use any parking spaces for a period of more than sixty
(60) days, Landlord shall have the right by notice to Tenant permanently to terminate Tenant's rights to use parking spaces hereunder, whether or not Landlord declares a default under the Lease.

     (d) Assignment and Subletting. Notwithstanding any other provision of the
         -------------------------
Lease to the contrary, Tenant shall not assign its rights to the parking spaces or any interest therein, or

                               Exhibit E, Page 1
sublease or otherwise allow the use of all or any part of the parking spaces to or by any other person, except with Landlord's prior written consent, which may be granted or withheld by Landlord in its sole discretion, provided that the parking spaces hereunder may be transferred as part of any assignment of this Lease or a sublease that is permitted or approved under Article 14 of the Lease. In the event of any separate assignment or sublease of parking space rights that is approved by Landlord, Landlord shall be entitled to receive, as additional Rent hereunder, one hundred percent (100%) of any profit received by Tenant in connection with such assignment or sublease.

     (e)  Condemnation, Damage or Destruction. In the event the Parking Facility
          -----------------------------------
is the subject of a Condemnation, or is damaged or destroyed, and this Lease is not terminated, and if in such event the available number of parking spaces in the Parking Facility is permanently reduced, then Tenant's rights to use parking spaces hereunder may, at the election of Landlord, thereafter be reduced in proportion to the reduction of the total number of parking spaces in the Parking Facility, and the Monthly Parking Rental payable hereunder shall be reduced proportionately. In such event, Landlord reserves the right to reduce the number of parking spaces to which Tenant is entitled or to relocate some or all of the parking spaces to which Tenant is entitled to other areas in the Parking Facility.

2.   EXTENSION OPTION.
     ----------------

     (a) Provided that C-Bridge Internet Solutions, Inc. has not assigned this Lease or sublet more than 25% of the Rentable Area of the Premises other than to a Successor or Affiliate under Article 14 (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant or its Successor or Affiliate under Article 14 under this Lease and shall not be transferable or exercisable for the benefit of any other Transferee), and provided Tenant is not in default beyond applicable notice and grace periods under this Lease at the time of exercise or at any time thereafter until the beginning of any such extension of the Term, Tenant shall have the option (the "Extension Option") to extend the Term for one (1) additional period of five (5) years (the "Extension Period"), subject to and in accordance with the terms and conditions of this Section. The exercise of any Extension Option by Tenant shall be irrevocable and shall cover the entire Premises leased by Tenant pursuant to this Lease. Any Extension Option shall terminate if not exercised precisely in the manner provided herein. Any extension of the Term shall be upon all the terms and conditions set forth in this Lease and all Exhibits thereto, except that: (i) Tenant shall have no further option to extend the Term of the Lease, other than as specifically set forth herein; (ii) Landlord shall not be obligated to contribute funds toward the cost of any remodeling, renovation, alteration or improvement work in the Premises.

     If Tenant wishes to consider exercising the Extension Option, Tenant shall first give written notice to Landlord, at least twelve (12) months, but not more than fifteen (15) months, prior to the expiration of the initial Term, of Tenant's request for Landlord's determination of the Base Rent for the Extension Period (the "Extension Rent"). The Extension Rent shall be the Fair Market Base Rental for the Premises (as determined hereunder), but not less than the Base Rent in effect immediately prior to the Extension Period. Failure timely to give a notice as

                               Exhibit E, Page 2
specified under this subsection (a) shall constitute an irrevocable waiver of Tenant's right to extend the Term.

     (b) If Tenant timely delivers a notice under subsection (a) above, Landlord shall furnish Tenant with Landlord's proposed Extension Rent no later than ten (10) months prior to the date the Term is then scheduled to expire.

     (c) On or before the date that is one (1) month after Landlord furnishes the amount of its proposed Extension Rent to Tenant under subsection (b) above, Tenant shall either (i) waive the Extension Option, (ii) exercise the Extension Option by giving Landlord notice to such effect accepting Landlord's proposed Extension Rent, or (iii) exercise the Extension Option but cause the matter of the Extension Rent to be submitted to arbitration in accordance with subsection
(f) below by giving Landlord notice to such effect, which notice shall state Tenant's determination of the Fair Market Base Rental (as hereinafter defined). Failure timely to give a notice exercising the Extension Option as specified under this subsection (c) shall constitute an irrevocable waiver of Tenant's right to extend the Term.

     (d) If Tenant shall exercise the Extension Option in accordance with this Section, the provisions of this Section shall be self-operative, but upon request by either party after determination of the Extension Rent, the parties shall execute an agreement specifying the Extension Rent and acknowledging the extension of the Term.

     (e) "Fair Market Base Rental" shall mean the fair market rent for the Premises for the Extension Period under the terms of this Lease, as though the Premises had been maintained in the condition the Premises are required to be maintained under the Lease. In making such determination, when reference is made to lease transactions for comparable space in the Building or other comparable buildings in downtown Boston, Massachusetts, appropriate adjustments shall be made to the rental rates for such transactions to take into account all relevant factors. Fair Market Base Rental shall also reflect the then prevailing rental structure for comparable office buildings in the general vicinity of the Property, so that if, for example, at the time Fair Market Base Rental is being determined the prevailing rental structure for comparable space and for comparable lease terms includes periodic rental adjustments or escalations, Fair Market Base Rental shall reflect such rental structure.

     (f) If Tenant elects to proceed under subsection (c)(iii) (exercising the Extension Option and submitting the matter of the Extension Rent to arbitration by determination of the Fair Market Base Rental), Landlord and Tenant shall mutually select a licensed real estate broker who is active in the leasing of first-class high-rise office space in the general vicinity of the Property. Landlord shall submit Landlord's determination of Fair Market Base Rental and Tenant shall submit Tenant's determination of Fair Market Base Rental to such broker, at such time or times and in such manner as Landlord and Tenant shall agree (or as directed by the broker if Landlord and Tenant do not promptly agree). The broker shall select either Landlord's or Tenant's final determination of the Fair Market Base Rental, submitted at the commencement of the broker determination process, as the Extension Rent, and such determination of the Extension Rent shall be binding on Landlord and Tenant. If Tenant's determination of the Fair

                               Exhibit E, Page 3

Market Base Rental is selected as the Extension Rent, then Landlord shall bear all of the broker's cost and fees. If Landlord's determination of the Fair Market Base Rental is selected as the Extension Rent, then Tenant shall bear all of the broker's cost and fees.

     (g) In the event the Fair Market Base Rental for any Extension Period has not been determined at such time as Tenant is obligated to pay Base Rent for such Extension Period, Tenant shall pay as Base Rent pending such determination, the Base Rent in effect for such space immediately prior to the Extension Period; provided, that upon the determination of the applicable Fair Market Base Rental, any shortage of Base Rent paid, together with interest at the rate specified in the Lease, shall be paid to Landlord by Tenant.

     (h) In no event shall the Base Rent during any Extension Period (adjusted to reflect the Base Operating Costs and Base Taxes in effect immediately prior to such Extension Period) be less than the Base Rent in effect immediately prior to such Extension Period.

     (i) The term of this Lease, whether consisting of the Initial Term alone or the Initial Term as extended by any Extension Period (if any Extension Option is exercised), is referred to in this Lease as the "Term."

3.   RIGHT OF FIRST OFFER.
     --------------------

     (a) Provided that C-Bridge Internet Solutions, Inc. has not assigned this Lease or sublet more than 25% of the Premises other than to a Successor or Affiliate under Article 14 (it being intended that all rights pursuant to this provision are and shall be personal to the original Tenant under this Lease or its Successor or Affiliate under Article 14 and shall not be transferable or exercisable for the benefit of any other Transferee), and provided Tenant is not in default beyond applicable notice and grace periods under this Lease at the time of the exercise of any such right or at any time thereafter until delivery of possession of the space to Tenant, subject to any and all rights granted by Landlord or asserted by others with respect to such space (including renewal and extension rights and rights of first offer, first negotiation, first refusal or other expansion rights and including the rights that Landlord may heretofore or hereafter grant to Charles Schwab, Inc., Robinson Humphrey/Salomon Brothers, LLC, or their affiliates), and subject to Landlord's right to extend or renew any then existing lease of the space or otherwise to lease the space to any tenant, subtenant or other occupant of the space, Tenant shall have a one-time right of first offer to lease the following space in the Building: Any contiguous space on the 18th floor.

     (b) Such right of first offer (i) may only be exercised with respect to space which has been previously leased and becomes vacant during the Term following expiration or other termination of the previous lease, and (ii) may only be exercised with respect to all of the space being offered by Landlord. If any space qualifying for such right of first offer becomes available, Landlord shall offer to lease such space to Tenant at the same rent and on the same terms that Landlord intends to offer to other prospective tenants. Tenant shall have ten (10) Business Days following receipt of Landlord's offer with respect to any such space within which to notify Landlord in writing of its intention to lease such space, and such notice, if given by Tenant, shall constitute an acceptance of Landlord's terms for the lease of such space. If Tenant

                               Exhibit E, Page 4
exercises such right of first offer, the space to be leased by Tenant shall be leased on the same terms and conditions as are contained in this Lease except for the economic and other terms specifically set forth in Landlord's notice, and the parties shall execute an amendment to this Lease to include such space in the Premises and otherwise to provide for the leasing of such space on such terms. If Tenant fails so to exercise Tenant's right of first offer within such ten (10) Business Day period, Landlord may thereafter lease such space to other prospective tenants; provided, however, that if Landlord proposes to lease such space at an effective rent that is less than ninety percent (90%) of the effective rent proposed to Tenant, or upon other terms which are substantially more favorable to the prospective tenant, Landlord shall first re-offer such space to Tenant at such lower rent and/or more favorable terms in accordance with the provisions of this paragraph.

     (c) If Tenant does not lease the right of first offer space from Landlord when it is first offered to Tenant by Landlord or when it is re-offered to Tenant because the economic terms first offered to Tenant have materially changed, as described in the last sentence of paragraph (b) above, then this right of first offer shall terminate and Tenant shall have no further rights to lease any of the right of first offer space.

4.   LETTER OF CREDIT

     (a) Tenant shall deliver to Landlord a clean, unconditional, irrevocable, transferable letter of credit (the "Letter of Credit") in form, and issued by a financial institution ("Issuer") satisfactory to Landlord in Landlord's sole discretion. The Letter of Credit shall be in the amount of Seven Hundred Seventy Seven Thousand Four Hundred Thirty Nine and 00/100 Dollars ($777,439.00), name Landlord as the beneficiary thereunder, and provide that draws thereunder will be honored upon receipt by Issuer of a written statement signed by Landlord or Landlord's authorized agent stating that Landlord is entitled to draw down on the Letter of Credit pursuant to the terms of this Lease. Landlord shall be entitled to draw the entire amount under the Letter of Credit if either (i) Tenant does not deliver to Landlord a replacement letter of credit from Issuer or another financial institution satisfactory to Landlord in the amount and form of the initial Letter of Credit no later than one month before the expiration date of the then existing Letter of Credit, or (ii) upon a proposed sale or lease of the Building Tenant does not deliver to any new landlord a replacement Letter of Credit pursuant to the provisions of (d) below. If Tenant is in default under the Lease beyond any applicable notice and cure period, Landlord shall be entitled to draw under the Letter of Credit only an amount equal to the amount of any monetary default as defined below (or, only if partial draws are not permitted, the entire amount of the Letter of Credit). As used herein, "monetary default" means any delinquent installment of Base Rent, Additional Rent or Rent under this Lease (as and when Tenant fails to pay the same beyond any applicable notice and cure period contained in this Lease), plus any damages to which Landlord is entitled under the Lease. Landlord agrees that the Letter of Credit may also provide for partial draws by Landlord. To the extent not applied by Landlord pursuant to the provisions of the Lease any amount drawn under the Letter of Credit shall be held or applied by Landlord as a Security Deposit, subject to the terms of Section 4 of this Lease.

                               Exhibit E, Page 5

     (b) The Letter of Credit shall be issued and delivered to Landlord within fifteen (15) days after complete execution of this Lease by Landlord and Tenant. If Tenant Fails to deliver to Landlord the Letter of Credit when required, such failure shall constitute an Event of Default under the Lease.

     (c) Tenant shall not assign or encumber or attempt to assign or encumber the Letter of Credit and neither Landlord nor its successors or assign shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

     (d) If Landlord shall be holding the Letter of Credit as security, then, in the event of a proposed sale or lease of the Building by Landlord, Tenant will, upon ten (10) Business Days' notice, at its sole cost and expense, cause the issuing bank to consent to the assignment or to issue a substitute letter of credit on identical terms except for the stated beneficiary, from the same issuing bank or another bank acceptable to Landlord in Landlord's sole discretion, naming the new landlord as the beneficiary thereof upon delivery by Landlord of the then outstanding Letter of Credit.

     (e) For so long as no default has occurred under the Lease (and no event has occurred or condition exists which with notice and/or passage of time would give rise to such default), on each anniversary of the Commencement Date, the amount of the Letter of Credit shall be reduced by 20% of the initial Letter of Credit amount. Such reduction of the Letter of Credit shall not affect the amount of the cash Security Deposit held by Landlord under Section 4.

                               Exhibit E, Page 6

                                   EXHIBIT F

                        APPROVED LETTER OF CREDIT FORM

[Letterhead of Issuing Bank]
[must be a Bank whose location, credit and practices Landlord has approved]


RE:   IRREVOCABLE COMMERCIAL LETTER OF CREDIT NO. _________

TO:   [Name of project owner] ("Landlord"), ____________________________________
__________________ [Landlord's address]

Gentlemen:

We hereby issue our Irrevocable Commercial Letter of Credit in your favor, for the account of _____________________________ [name of tenant and type of entity (e.g. "ABC Corporation, a California corporation")] ("Tenant"), in the amount of ______________________________ Dollars ($__________). This amount is available to you on presentation of your sight draft drawn upon us referring to the above letter of credit number, date and amount being drawn hereunder, accompanied by the signed statement of you or your authorized agent, Cornerstone Properties Limited Partnership dba Wilson Cornerstone Properties Limited Partnership, that the amount drawn hereunder is being drawn pursuant to the terms of the _______________ [title of lease document (e.g. Office Lease, Lease Agreement, etc.)] dated as of __________, between Tenant, as tenant, and Landlord, as landlord, for certain premises located at __________________________ (the "Lease").

Any draft presented for payment must be presented on or before ________________ [term should be at least one year], the date this Letter of Credit expires. Partial drawings are permitted.

If you sell or otherwise transfer any interest in the "Building" (as defined in the Lease), in the land upon which the same is located, in the Lease, or in Landlord (including consolidations, mergers or other entity changes), you shall have the right to transfer this Letter of Credit to your transferee(s), successors or assigns.

We hereby certify that this is an unconditional and irrevocable Letter of Credit and agree that a draft drawn under and in compliance with the terms hereof will be honored upon presentation at our office at [Boston or New York].

This Letter of Credit shall automatically be extended and renewed for successive one year periods at the end of the stated expiration date and each anniversary thereof unless we notify you in writing, no later than forty-five (45) days prior to the then applicable expiration date, that we will not extend and renew the Letter of Credit for another one year term.

                               Exhibit F, Page 1

Except to the extent inconsistent with the express provisions hereof, this Letter of Credit is subject to and governed by Uniform Customs and Practice for Documentary Credits (1993 Revision) International Chamber of Commerce publication number 500.

                                              [Name of Bank]



                                      ---------------------------------
                                             Authorized Signature

                               Exhibit F, Page 2